UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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MEDGENICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MEDGENICS, INC.

435 Devon Park Drive, Building 700

Wayne, Pennsylvania 19087

___________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held April 8, 2014

___________________

TO THE STOCKHOLDERS:

Notice is hereby given that the 2014 annual meeting of stockholders of Medgenics, Inc. will be held on Tuesday, April 8, 2014 at 10:00 a.m. local time at the offices of Duane Morris LLP located at 1540 Broadway, New York, New York 10036, United States for the following purposes as more fully described in the accompanying proxy statement:

1.	To elect nine (9) persons to serve on our Board of Directors until the next annual meeting of stockholders and until their respective successors are duly elected and qualified;

2.	To approve the cancellation of the admission of our shares of common stock to trading on the London Stock Exchange’s Alternative Investment Market (“AIM”);

3.	To approve an amendment to the Medgenics, Inc. Stock Incentive Plan to increase the number of shares reserved for issuance thereunder;

4.	To ratify the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as our independent registered public accounting firm for the fiscal year ending December 31, 2014; and

5.	To transact such other proper business as may come before the meeting and any adjournment or postponement of the meeting.

Stockholders of record at the close of business on February 25, 2014 are entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal executive offices at 435 Devon Park Drive, Building 700, Wayne, Pennsylvania, United States.

Phyllis K. Bellin

Corporate Secretary

Wayne, Pennsylvania

March 11, 2014

IMPORTANT: Please vote your shares to assure that your shares are represented at the meeting. You may vote in any of the ways described on the proxy card included in the accompanying materials. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

Important notice regarding the availability of proxy materials for the

Annual Meeting of Stockholders to be held on April 8, 2014

Our Proxy Statement and Annual Report to Stockholders are available at http://www.medgenics.com

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	52

Fees	52
Audit Committee Pre-Approval Policies and Procedures	52
Vote Required	53
Recommendation	53

AUDIT COMMITTEE REPORT	54

OTHER MATTERS BEFORE THE ANNUAL MEETING	55

APPENDIX A: Second Amendment of the Medgenics, Inc. Stock Incentive Plan

MEDGENICS, INC.

435 Devon Park Drive, Building 700

Wayne, Pennsylvania 19087

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PROXY STATEMENT

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This proxy statement and the enclosed proxy card are being mailed to stockholders on or about March 11, 2014 and are furnished in connection with the solicitation of proxies by the Board of Directors of Medgenics, Inc. for use at the annual meeting of stockholders of Medgenics to be held on Tuesday, April 8, 2014 at 10:00 a.m. local time at the offices of Duane Morris LLP located at 1540 Broadway, New York, New York 10036, United States, and at any adjournments or postponements thereof. The proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 are also available on the Internet at http://www.medgenics.com.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Who is entitled to vote at the meeting?

If our records show that you were a holder of our common stock at the close of business on February 25, 2014, which is referred to in this proxy statement as the “record date,” you are entitled to receive notice of the meeting and to vote the shares of common stock that you held on the record date even if you sell such shares after the record date. Each outstanding share of common stock entitles its holder to cast one vote for each matter to be voted upon. Stockholders do not have the right to cumulate votes in the election of directors. Unexercised warrants and options do not entitle their holders to vote at the meeting.

What is the purpose of the meeting?

At the annual meeting, you will be asked:

•	to vote upon the election of nine directors (Proposal 1);

•	to approve the cancellation of the admission of our shares of common stock to trading on the London Stock Exchange’s Alternative Investment Market (“AIM”) (Proposal 2);

•	to approve an amendment to our Stock Incentive Plan increasing the number of shares of our common stock available under the plan by 2,000,000 shares (Proposal 3);

•	to ratify the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as our independent registered public accounting firm for the fiscal year ending December 31, 2014 (Proposal 4); and

•	to transact such other proper business as may come before the meeting and any adjournments or postponements thereof.

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What constitutes a quorum?

The presence, in person or by proxy, of holders of record of at least one-third of the votes represented by our issued and outstanding stock entitled to vote at this meeting is necessary to constitute a quorum for the transaction of business at the meeting. As of the record date, there were 18,714,675 shares of common stock outstanding and entitled to vote at the meeting. Each outstanding share of common stock entitles its holder to cast one vote for each matter to be voted upon.

What vote is needed to approve each proposal?

Assuming a quorum is present, directors will be elected by a plurality of all of the votes cast at the meeting. Furthermore, assuming a quorum is present, the affirmative vote of at least 75% of the votes cast at the meeting is required to approve the cancellation of the admission of our shares of common stock to trading on AIM. Additionally, assuming a quorum is present, the approval of the amendment to our Stock Incentive Plan and the ratification of the appointment of our independent registered public accounting firm requires the approval of a majority of the votes cast at the meeting. Any other matters properly presented at the meeting for stockholder approval will require the approval of a majority of the votes cast at the meeting, unless more than a majority of the votes cast is required to approve such other matters under Delaware law. We will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum. Abstentions do not constitute a vote “for” or “against” and will not be counted as “votes cast.” Therefore, abstentions will have no effect on any of the proposals, assuming a quorum is present. Broker “non-votes,” or proxies from brokers or nominees indicating that such broker or nominee has not received instructions from the beneficial owner or other entity entitled to vote such shares on a particular matter with respect to which such broker or nominee does not have discretionary voting power, such as the election of directors, the approval of the cancellation of the admission of our shares of common stock to trading on AIM and the approval of the amendment to our Stock Incentive Plan (as discussed further below), will be treated in the same manner as abstentions for purposes of the annual meeting. None of the proposals, if approved, entitles stockholders to appraisal rights under Delaware law or our charter.

Can I revoke my vote after I submit my proxy card?

If you cast a vote by proxy, you may revoke it by:

•	filing a written notice revoking the proxy with our Corporate Secretary at our address;

•	properly signing and forwarding to us at our address a proxy with a later date; or

•	appearing in person and voting by ballot at the meeting.

If you wish to revoke your proxy by filing a written notice with our Corporate Secretary, we must receive your written notice no later than 72 hours before the beginning of the annual meeting. If you attend the meeting, you may vote in person whether or not you have previously given a proxy, but your presence (without further action) at the meeting will not constitute revocation of a previously given proxy. If you hold your shares through a bank, broker or other nominee holder, only they can revoke your proxy on your behalf.

How do I vote?

Voting in Person at the Meeting. If you are a registered stockholder and attend the annual meeting, you may vote in person at the meeting. If your shares of common stock are held in “street” name or by a nominee and you wish to vote in person at the meeting, you will need to obtain a “legal proxy” or letter of representation from the broker, bank or other nominee that holds your shares of common stock of record.

Voting by Proxy for Shares Registered Directly in the Name of the Stockholder. If you hold your shares of common stock in your own name as a holder of record with our transfer agent, you may instruct the proxy holders named in the enclosed proxy card how to vote your shares of common stock in one of the following ways:

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•	By Mail. If you would like to authorize a proxy to vote your shares by mail, please mark, sign and date your proxy card and return it promptly in the postage-paid envelope provided.

•	By Internet. You may also have the option to authorize a proxy to vote your shares by the Internet. If this option is available to you, the website for Internet proxy authorization will be printed on your proxy card. Internet proxy authorization is available 24 hours each day until 12:00 a.m., Eastern Time, on April 8, 2014. You will be given the opportunity to confirm that your instructions have been properly recorded. IF YOU AUTHORIZE A PROXY VIA THE INTERNET, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

Voting by Proxy for Shares Registered in “Street” or Nominee Name. If your shares of common stock are held in “street” name or by a nominee, you must follow the voting instructions provided to you by your broker, bank or other nominee holder in order to have your shares of common stock voted on all items. Only your broker, bank or other nominee holder can vote your shares. Without your instructions, your broker is permitted to use its own discretion and vote your shares on certain routine matters (such as the ratification of our independent registered public accounting firm), but is not permitted to use discretion and vote your shares on non-routine matters (such as the election of directors, the approval of the cancellation of the admission of our shares of common stock to trading on AIM and the approval of the amendment to the Stock Incentive Plan).

Voting by Proxy for Shares Represented by Depository Interests. If you hold interests in shares of common stock through depository interests in CREST outside of the United States, you may instruct Capita IRG Trustees Limited how to vote your interests in one of the following ways:

•	By Mail. If you would like to authorize Capita IRG Trustees Limited to vote your interests by mail, please mark, sign and date the enclosed form of direction and return it promptly in the postage-paid envelope provided.

•	Electronic Voting. Depository interests may also be voted through the CREST Proxy Voting Service in accordance with the procedures set out in the CREST manual. IF YOU AUTHORIZE A PROXY VIA THE CREST PROXY VOTING SERVICE, YOU DO NOT NEED TO RETURN YOUR FORM OF DIRECTION.

Please see the enclosed proxy card or form of direction for further instructions on how to submit your vote.

How is my vote counted?

If you properly execute a proxy in the accompanying form, and we receive it prior to voting at the meeting, or if you authorize your proxy to vote your shares electronically through the Internet, the shares of stock that the proxy represents will be voted in the manner specified on the proxy. If no specification is made, the common stock will be voted “for” the election of the nominees for directors listed in Proposal 1, “for” the approval of the cancellation of the admission of our shares of common stock to trading on AIM described in Proposal 2, “for” the approval of the amendment to our Stock Incentive Plan described in Proposal 3, “for” ratification of our Audit Committee’s selection of Kost Forer Gabbay & Kasierer as our independent registered public accounting firm for the fiscal year ending December 31, 2014 (Proposal 4), and as recommended by our Board of Directors with regard to all other matters in its discretion.

What happens if additional matters are presented at the annual meeting?

Other than the four items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders, or any of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of the nominees proposed in this proxy statement to serve on our Board of Directors is unable to serve or for good cause will not serve, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by our Board of Directors.

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How are proxies solicited and who paid for this proxy solicitation?

Solicitation of proxies will be primarily by mail. However, our directors and employees may also solicit proxies by email or telephone or in person, without additional compensation. All of the expenses of preparing, assembling, printing and mailing the materials used in the solicitation of proxies will be paid by us. Arrangements may be made with brokering houses and other custodians, nominees and fiduciaries to forward soliciting materials, at our expense, to the beneficial owners of shares held of record by such persons.

What are the requirements for presenting stockholder proposals and director nominations?

Any stockholder proposal to be considered for inclusion in our proxy statement and form of proxy for the annual meeting of stockholders to be held in 2015 must be received by our Corporate Secretary at our principal executive offices at Medgenics, Inc., 435 Devon Park Drive, Building 700, Wayne, Pennsylvania 19087, by November 11, 2014, unless the date of our 2015 annual meeting is more than 30 days before or after the one-year anniversary date of our 2014 annual meeting. In addition, our bylaws provide that in order for director nominations or stockholder proposals to be properly brought before the meeting, the stockholder must have delivered timely notice to our Corporate Secretary at our principal executive offices at the address listed above. To be timely, notice satisfying the requirements of our bylaws must be delivered not earlier than 150 days nor later than 120 days prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting (or in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, the notice must be delivered no earlier than 150 days prior to the date of such annual meeting nor after the later of 120 days prior to such annual meeting or 10 days following the date such meeting is first publicly announced). Accordingly, unless the date of our 2015 annual meeting is more than 30 days before or after the one-year anniversary date of our 2014 annual meeting, we must receive notice of any proposals for consideration at the 2015 annual meeting of stockholders no earlier than October 12, 2014 and no later than November 11, 2014.

If the date of our 2015 annual meeting is more than 30 days before or after the one-year anniversary date of our 2014 annual meeting, we will disclose the new deadlines under Item 5 of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders.

Please note that proposals must comply with all of the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, if applicable, and any applicable requirements of our bylaws and Delaware law. For additional information on how stockholders can recommend candidates to our Board of Directors, see “Board Committees – Nominating and Corporate Governance Committee – Process for Recommending Candidates to our Board of Directors” below.

What other information should I review before voting?

For your review, our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which includes financial statements for the fiscal year ended December 31, 2013, is being mailed to you concurrently with the mailing of this proxy statement. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, however, is not part of the proxy solicitation material. You may also obtain, free of charge, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 on our website at http://www.medgenics.com. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the Securities and Exchange Commission, which we sometimes refer to as the SEC.

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PROPOSAL 1: ELECTION OF DIRECTORS

Introduction

Our Board of Directors currently consists of ten directors. Each of our current directors, other than Andrew L. Pearlman, Ph.D., is a nominee in the current election. Dr. Pearlman will retire from the Board at the meeting following the expiration of his current term. We do not plan to fill the vacancy created by Dr. Pearlman’s retirement and have decreased the size of our Board of Directors to nine effective as of the expiration of Dr. Pearlman’s current term at the 2014 annual meeting.

If elected, the nine nominees for election as directors at the annual meeting will serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified. Following the recommendation of the Nominating and Corporate Governance Committee, our Board of Directors has nominated these nine nominees for re-election at the annual meeting. In making its recommendations, the Nominating and Corporate Governance Committee considered a number of factors, including its criteria for Board membership, which included the minimum qualifications that must be possessed by a director candidate in order to be nominated for a position on our Board. Our Board of Directors anticipates that, if elected, the nominees will serve as directors. However, if any person nominated by our Board of Directors is unable to serve or for good cause will not serve, the proxies will be voted for the election of such other person as our Board of Directors may recommend.

Vote Required

Assuming a quorum is present, directors will be elected by a plurality of the votes cast at the annual meeting. Votes may be cast for or withheld from each nominee. Votes cast for the nominees will count as “yes” votes; votes that are withheld from the nominees will not be voted with respect to the director or directors indicated, but they will be counted when determining whether there is a quorum present. In the absence of your voting instructions, your broker may not vote your shares in its discretion with respect to the election of directors.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED IN THIS PROPOSAL 1. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR EACH OF THE NOMINEES UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN.

Information Regarding the Nominees and Executive Officers

The following biographical descriptions set forth certain information with respect to the nominees for election as directors at the annual meeting, all of whom currently serve as our directors, and the executive officers who are not directors, based on information furnished to us by each nominee and executive officer as of February 2014. Each executive officer is elected annually by our Board of Directors at the first meeting after each annual meeting of stockholders and holds office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.

Sol J. Barer, Ph.D., Chairman of the Board of Directors

Dr. Barer, 66, has been our Chairman of the Board since July 2012. He spent most of his professional career with Celgene Corporation, one of the largest, global biopharmaceutical companies. He was Chairman of Celgene from January 2011 until June 2011, Executive Chairman from June 2010 until January 2011 and Chairman and Chief Executive Officer from May 2006 until June 2010. Previously, he was appointed President in 1993 and Chief Operating Officer in 1994 before assuming the CEO position. He also served as Senior Vice President, Science and Technology, and Vice President/General Manager, Chiral Products, from October 1990 to October 1993, and Vice President, Technology, from September 1987 to October 1990.

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Dr. Barer serves as Chairman of the Board of InspireMD, Inc. (NYSE MKT: NSPR), a medical device company focusing on the development and commercialization of a proprietary stent system technology, and RestorGenex Corporation (formerly known as Stratus Media Group, Inc. (OTCQB: SMDI)), which has announced its plan to create a cosmeceutical and pharmaceutical company in the field of dermatology and restorative medicine. He also serves as Chairman of the Board of several private companies including Centrexion Corporation, Cerecor, Inc., ContraFect Corporation and Edge Therapeutics, Inc. He also is on the Board of Directors of Aegerion Pharmaceuticals, Inc. (NASDAQ: AEGR), a biopharmaceutical company dedicated to the development and commercialization of innovative therapies for patients with rare diseases, and Amicus Therapeutics, Inc. (NASDAQ: FOLD), a biopharmaceutical company developing therapies for rare and orphan diseases.

In 2011, Dr. Barer was Chairman of the University of Medicine and Dentistry of New Jersey Governor’s Advisory Committee which recommended sweeping changes in the structure of New Jersey’s medical schools and public research universities. He previously served as a Commissioner of the New Jersey Commission on Science and Technology and was a member of the Board of Trustees of Rutgers - The State University of New Jersey (until 2013). He also served two terms as Chair of the Board of Trustees of BioNJ (2010-2012), the New Jersey biotechnology organization. Dr. Barer received a Ph.D. in organic chemistry from Rutgers University.

We believe that Dr. Barer’s significant executive experience at Celgene Corporation and his leadership roles in other organizations, together with his vast medical background, makes him particularly well-suited to be our Chairman of the Board.

Eugene A. Bauer, M.D., Director

Dr. Bauer, 71, has been a member of our Board since March 2001. He served as Chairman of the Board from July 2005 through June 2012 and as Executive Chairman of the Board from October 2010 through June 2012. He is a Lucy Becker Emeritus Professor in the School of Medicine at Stanford University. Dr. Bauer served as dean of the Stanford University School of Medicine from 1995 – 2001 and as chair of the Department of Dermatology at the Stanford University School of Medicine from 1988 – 1995. He currently serves as a director of privately held Dr. Tattoff, Inc. He was a co-founder and emeritus member of the Board of Directors of Connetics Corporation, a publicly traded, dermatology-focused therapeutics company which was acquired by Steifel Laboratories and sold to GlaxoSmithKline, Inc. He also served as a director of Protalex, Inc., Vyteris, Inc., Peplin Biotech, Ltd., PetDRx, Inc. and Modigene Inc. (now PROLOR Biotech). Dr. Bauer was a U.S. National Institute of Health (NIH)-funded investigator for 25 years and has served on review groups for the NIH. Dr. Bauer has been elected to several societies including the Institute of Medicine of the National Academy of Sciences. He received an M.D. from Northwestern University.

We believe that Dr. Bauer’s extensive experience managing biopharmaceutical and life science companies, together with his vast medical background, makes him particularly well-suited to be a member of the Board.

Isaac Blech, Director

Mr. Blech, 64, was appointed to our Board in June 2011. Prior to his election as a director, he had served as a member of our Strategic Advisory Board since February 2011. Mr. Blech is a renowned biotechnology entrepreneur and investor, who, over the past 32 years, has founded and served on the boards of companies which have produced major advances in a broad array of diseases, including the diagnosis of chlamydia, herpes, syphilis and HIV, and the treatment of cystic fibrosis, sexual dysfunction, multiple myeloma and brain cancer. The companies he established include Celgene Corporation, ICOS Corporation, Nova Pharmaceutical Corporation, Pathogenesis Corporation and Genetics Systems Corporation. Mr. Blech is a major shareholder and Director of ContraFect Corporation, a major shareholder and Vice Chairman of Cerecor, Inc., a major shareholder and Vice Chairman of Edge Therapeutics and a major shareholder and Vice Chairman of Centrexion Corporation. He is also a major shareholder and Vice Chairman of RestorGenex Corporation (formerly known as Stratus Media Group, Inc. (OTCQB: SMDI)), a major shareholder and Vice Chairman of The SpendSmart Payments Company (OTCQB: SSPC) (formerly known as BillMyParents, Inc.) and a major shareholder and Vice Chairman of Premier Alliance Group, Inc. (OTCQB: PIMO).

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We believe that Mr. Blech’s broad experience as a founder, director and major investor in numerous biotechnology companies, combined with his past experience as a member of our Strategic Advisory Board, highly qualifies him as a member of our Board.

Alastair Clemow, Ph.D., Director

Dr. Clemow, 62, was appointed to our Board in August 2010. Dr. Clemow serves as President and Chief Executive Officer of Regentis Biomaterials, a private company developing an innovative material for cartilage repair. Previously he held the position of President and Chief Executive Officer in a number of companies that he helped found including Nexgen Spine, which developed an artificial spinal disc and which was acquired by K2M in 2011, Gelifex Inc., which developed an innovative spinal nucleus replacement implant and which was acquired by Synthes Spine in 2004, and Minimally Invasive Surgical Technologies, which developed a novel series of implants for minimally invasive total knee replacement and which was acquired by MAKO in 2005. From 2000 to 2004, Dr. Clemow served as Principal of Tanton Technologies, an organization that provided strategic and technical assessment of new medical device opportunities for large, mid-cap and early stage development companies. Prior to that, Dr. Clemow served in numerous positions with Johnson & Johnson from 1981 to 2000, including Vice President of Worldwide Business Development for Ethicon Endo-Surgery Inc., Vice President of New Business Development for Johnson & Johnson Professional Inc. and Director of Research and Development of Johnson & Johnson Orthopedics. In those capacities, Dr. Clemow was responsible for acquiring or developing what today represents billions of dollars of Johnson & Johnson revenue. Dr. Clemow serves or has served on the boards of numerous private and public companies, including BioMedical Enterprises, Inc. (since 2003), Kinetic Muscles Inc. (from 2007 to 2012), Vyteris Inc. (from 2011 to 2012), Regentis Ltd. (since 2011), HydroCision, Inc. (from 2005 to 2010), Echo Healthcare Inc. (from 2006 to 2009), Modigene Inc. (now PROLOR Biotech) (from 2006 to 2009) and Encore Medical (from 2002 to 2007). Dr. Clemow is the holder of 12 U.S. patents and holds an M.B.A. in Finance from Columbia University and a Ph.D. in Metallurgy from University of Surrey, Guildford, United Kingdom.

With over 30 years of senior management experience within healthcare companies, including Johnson & Johnson, as well as a member of the boards of numerous public and private companies, we believe that Dr. Clemow is a valuable asset to our Board.

Michael F. Cola, Director, President and Chief Executive Officer

Mr. Cola, 54, was appointed our President and Chief Executive Officer, and to serve on our Board, in September 2013. Prior to joining our company, Mr. Cola served as President of Specialty Pharmaceuticals at Shire plc, a global specialty pharmaceutical company, from 2007 until April 2012. He joined Shire in 2005 as EVP of Global Therapeutic Business Units and Portfolio Management. Prior to joining Shire, he was with Safeguard Scientifics, Inc., a growth capital provider to life sciences and technology companies, where he served as President of the Life Sciences Group. While at Safeguard, Mr. Cola served as Chairman and CEO of Clarient, Inc., a cancer diagnostics company subsequently acquired by GE Healthcare, and as Chairman of Laureate Pharma, Inc., a full-service contract manufacturing organization serving research-based biologics companies. Prior to Safeguard Scientifics, Mr. Cola held senior positions in product development and commercialization at AstraMerck, a top 20 U.S. pharmaceutical company, and at AstraZeneca, a global biopharmaceutical company. Mr. Cola received a B.A. in biology and physics from Ursinus College and an M.S. in biomedical science from Drexel University. He serves on the Board of Directors of Vanda Pharmaceuticals Inc. (NASDAQ: VNDA), NuPathe Inc. (NASDAQ: PATH) and Pennsylvania BIO, the statewide association representing the bioscience community. He also currently serves as Chairman of the Board of Governors of the Boys & Girls Clubs of Philadelphia.

We believe that Mr. Cola’s extensive experience in the pharmaceutical and life sciences industry, and his role as the President and Chief Executive Officer of our company, makes him particularly well-suited to be a member of the Board.

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Wilbur H. (Bill) Gantz, Director

Mr. Gantz, 76, joined our Board in October 2013. Mr. Gantz has been the President of PathoCapital, an investor in healthcare companies, since March 2009. He previously served as Executive Chairman and Chief Executive Officer of Ovation Pharmaceuticals, Inc., which was sold to Lundbeck, AG in 2009, and as Chairman, Chief Executive Officer and President of PathoGenesis Corporation, a biopharmaceutical company that was sold to Chiron, Inc. in 2000. Prior to founding PathoGenesis, from 1987 to 1992 he served as President of Baxter International, Inc., a manufacturer and marketer of healthcare products. He joined Baxter in 1966 and held various management positions, including Vice President, Europe and President, International Division, prior to being named Executive Vice President and Chief Operating Officer in 1980. During the past five years, Mr. Gantz served on the board of directors of W.W. Grainger, Inc. He is a trustee of The Field Museum of Natural History. Mr. Gantz holds a BA degree from Princeton University, where he graduated cum laude, and an MBA from Harvard Business School.

We believe that Mr. Gantz’s extensive experience managing biopharmaceutical and healthcare companies makes him particularly well-suited to be a member of the Board.

Joseph J. Grano, Jr., Director

Mr. Grano, 66, has been a member of our Board since March 2013. Since 2004, he has served as Chairman and CEO of Centurion Holdings LLC, a provider of advisory services to public and private clients on business strategy and capital markets access. From 2001 to 2004, he was Chairman and CEO of UBS Financial Services Inc. (formerly UBS PaineWebber), where he was instrumental in helping to bring about the merger of PaineWebber with UBS in 2000. Prior to joining PaineWebber, he held various senior management positions at Merrill Lynch including Director of National Sales. Mr. Grano also serves as Chairman of the Board of Premier Alliance Group, Inc. (OTCQB: PIMO), a provider of advisory, consulting, and resource services to owner-managed businesses and multi-national corporations in the United States. Mr. Grano is the former Chairman of the Board of Governors of the National Association of Securities Dealers (NASD) (predecessor to the Financial Industry Regulatory Authority (FINRA)), and a former member of the NASD’s Executive Committee. He was appointed by President George W. Bush in 2002 to serve as the Chairman of the Homeland Security Advisory Council, a position he held until August 2005. Mr. Grano was a captain in the U.S. Special Forces (Green Berets), and is a member of the Council for the United States and Italy, a member of the City University of New York's Business Leadership Council and a former member of the National Board of D.A.R.E. He holds honorary Doctor of Laws degrees from Pepperdine University and Babson College, as well as an honorary Doctor of Human Letters degree from Queens College. He previously served on the Board of Directors of the YMCA of Greater New York and of Lenox Hills Hospital in New York City.

We believe that Mr. Grano’s extensive financial services experience, which is important for a growing company raising funds, highly qualifies him as a member of our Board.

Joel S. Kanter, Director

Mr. Kanter, 57, has been a member of our Board since August 2000. Since 1986 he has served as president of Windy City, Inc., a privately held investment company specializing in early stage venture capital. Mr. Kanter serves on the Board of Directors of several public companies, including Magna-Lab Inc. (OTCQB: MAGAA), formerly involved in the development of a cardiac MRI device; WaferGen Bio-systems, Inc. (OTCQB: WGBS), which develops, manufactures and sells systems for gene expression and genotyping; and Dr. Tattoff, Inc., which is seeking to become the first national chain of clinics run by dermatologists to offer professionally supervised laser tattoo removal. Mr. Kanter is also on the board of a number of private concerns involved in the medical and pharmaceutical arenas, providing business expertise to seed stage companies and projects, including 20/20 GeneSystems, Inc., which is developing early detection diagnostic systems that are designed to detect lung and kidney cancer at much earlier stages than are presently possible, and First Wave Technologies, Inc., which provides human and financial capital to seed stage companies and projects that begin by selecting university-developed intellectual property in the health care sector. He is a trustee and past president of the board of trustees of The Langley School in McLean, Virginia, and a trustee of Union Institute & University. Mr. Kanter is also the current board chair of the Black Student Fund and a vice-chair of the Kennedy Center’s National Committee on the Performing Arts. Mr. Kanter received a B.A. in Political Science and a B.S. in Psychology from Tulane University.

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Mr. Kanter has been involved with our company since its inception and has broad experience with other companies in the life sciences and biotechnology industries as an investor and director. We believe this highly qualifies him as a member of our Board.

Stephen D. McMurray, M.D., Director

Dr. McMurray, 66, was appointed to our Board in December 2005. Dr. McMurray is Vice President, Clinical Integrated Care Management Services for Village Health, a subsidiary of Davita Inc. Dr. McMurray was one of the founders of Renal Care Group, Inc., a company that provided chronic dialysis services. He served on the Board of Renal Care Group until its $3.5 billion acquisition by Fresenius in March 2006. He is a past member of the Renal Physicians Association Board and has authored a myriad of articles on renal-related topics published in professional medical journals. Dr. McMurray is active in developing processes to improve patient care and outcomes. Dr. McMurray served as the medical director of the Fresenius Medical Care Health Plan from May 2006 to July 2010 and as Medical Director of Integrated Care for Fresenius Medical Care – North America from March 2006 to July 2010. Dr. McMurray received an M.D. from Indiana University Medical School in 1972, followed by medicine residency and nephrology fellowship at Indiana University Medical Center.

We believe that Dr. McMurray’s business experience and expertise as a medical doctor focusing on the improvement of patient care, with particular emphasis in the renal treatment arena, adds significant value to our Board.

Executive Officers who are not Directors

John H. Leaman, M.D., Chief Financial Officer

Dr. Leaman, 41, joined our company in September 2013. Prior to that, Dr. Leaman served as VP of Commercial Assessment at Shire plc, a global specialty pharmaceutical company, with responsibility for the strategic assessment of licensing and M&A opportunities, including Shire’s acquisition of SARcode Bioscience Inc. Prior to joining Shire in 2011, from 2007 to 2011, Dr. Leaman was a Principal at Devon Park Bioventures, a venture capital fund targeting investments in therapeutics companies, where he oversaw the fund’s investment and corporate board duties in life science investments including Proteon Therapeutics, Inc., Inotek Pharmaceuticals Corp., ZS Pharma, Inc. and MicuRx Pharmaceuticals, Inc. Prior to that, he was an Associate Principal at McKinsey & Company, where he provided consulting services to senior management of several top 20 pharmaceutical companies including M&A and corporate finance, payer/reimbursement strategies and strategic product development. Dr. Leaman received an M.D. and an M.B.A. from the University of Pennsylvania’s School of Medicine and Wharton School, respectively. He received a degree in Psychology, Philosophy and Physiology at Oriel College, University of Oxford, while completing a Rhodes scholarship. Dr. Leaman received a B.S. in biology from Elizabethtown College.

Garry A. Neil, M.D., Global Head of Research and Development

Dr. Neil, 60, joined our company in September 2013. Prior to that, Dr. Neil was a Partner at Apple Tree Partners, a life sciences private equity fund. Prior to joining Apple Tree Partners in 2012, he was Corporate VP of Science & Technology at Johnson & Johnson, and Group President at Johnson & Johnson Pharmaceutical Research and Development. Prior to joining Johnson & Johnson in 2002, he held senior positions at AstraZeneca, EMD Pharmaceuticals and Merck KGaA. Under his leadership a number of important new medicines for the treatment of cancer, anemia, infections, central nervous system and psychiatric disorders, pain, and genitourinary and gastrointestinal diseases gained initial or expanded approvals. Dr. Neil holds a B.S. from the University of Saskatchewan and an M.D. from the University of Saskatchewan College of Medicine. He completed postdoctoral clinical training in internal medicine and gastroenterology at the University of Toronto. Dr. Neil also completed a postdoctoral research fellowship at the Research Institute of Scripps Clinic. He serves on the Boards of the Reagan Udall Foundation and the Foundation for the U.S. National Institutes of Health (NIH), and is a member of the Science Management Review Board of the NIH. He is a past Chairman of the Pharmaceutical Research and Manufacturers Association (PhRMA) Science and Regulatory Executive Committee and the PhRMA Foundation Board.

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Phyllis K. Bellin, Vice President – Administration, Corporate Secretary and Treasurer

Ms. Bellin, 64, joined our company in November 2005. Since December 2011, she has served as our Vice President – Administration, Corporate Secretary and Treasurer. Prior to that, she served as our Director of Finance and Administration, Treasurer and Corporate Secretary. She received an MBA in Finance and Accounting from Columbia University. Since 1980, Ms. Bellin has managed finance and administration for several early stage high-tech ventures in Israel. Most recently, prior to joining our company, she was a founder and vice president of Gintec Active Safety Limited and was responsible for finance and administration of its subsidiaries including RoadEye Limited. Ms. Bellin serves on the Board of Directors of the Misgav Economic Corporation and has served on the board of a number of private companies in Israel and the Netherlands.

Director Independence

Our Board of Directors has determined that each of our current directors, with the exception of Dr. Bauer, Mr. Cola and Dr. Pearlman, qualifies as “independent” under the listing standards of the NYSE MKT, federal securities laws and SEC rules with respect to members of boards of directors and members of all board committees on which such director serves. The Board determined that Dr. Bauer is not independent because he receives compensation as a consultant to our company; Mr. Cola is not independent because he serves as an executive officer of our company; and Dr. Pearlman is not independent because he was employed by our company during the past three years, serving as our President and Chief Executive Officer until September 2013.

Board Leadership Structure and Role in Risk Oversight

In accordance with our bylaws, our Board of Directors elects our President (who is our Chief Executive Officer) and may elect a Chairman of the Board, who serves as our Chief Executive Officer if there is no President. Each of these positions may be held by the same or separate persons. Our Board has not adopted a policy as to whether the role of the President and Chairman of the Board should be separate. However, these positions are currently held by separate persons. We believe that separating these positions better allows our President to focus on our day-to-day business, while allowing the Chairman to lead our Board in providing advice to and oversight of management and to establish the agenda and preside at meetings of our stockholders and Board of Directors. We also believe that having Board leadership independent of management helps ensure critical and independent thinking with respect to our strategy and performance. Our Chief Executive Officer is a member of our Board of Directors, which helps to ensure that management’s insight is directly available to the directors in their deliberations.

Currently, our Chairman of the Board is Dr. Barer and our Chief Executive Officer is Mr. Cola. As discussed above, our Board of Directors has determined that Dr. Barer qualifies as “independent” under the listing standards of the NYSE MKT.

Our Board of Directors has an active role in overseeing management of our risks. The Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. The Audit Committee assists our Board in fulfilling its oversight responsibilities with respect to risk management. Pursuant to its charter, the Audit Committee of our Board of Directors is responsible for discussing guidelines and policies governing the process by which our senior management assesses and manages our exposure to risk, as well as our major financial risk exposures and the steps management has taken to monitor and control these exposures. The Audit Committee also evaluates the policies implemented by management to assure the adequacy of internal controls and the financial reporting process, including security surrounding assets and computerized information systems, and to monitor compliance with laws and regulations and our code of business conduct and ethics. It is also the responsibility of the Audit Committee to investigate employee misconduct or fraud.

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Board Committees

Our Board of Directors currently has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The composition and responsibilities of each committee are described below. Members will serve on these committees until their resignation or until otherwise determined by our Board of Directors. From time to time, our Board may form additional committees to address specific issues or tasks.

Audit Committee

The Audit Committee has primary responsibility for monitoring the quality of internal financial controls and ensuring that our financial performance is properly measured and reported on. It receives and reviews reports from management and auditors relating to the quarterly and annual accounts and the accounting and internal control systems in use throughout our company.

The Audit Committee also consults with our management and our independent registered public accounting firm prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into aspects of our financial affairs. The Audit Committee is responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. The Audit Committee meets not less than quarterly and has unrestricted access to our auditors.

Members of the Audit Committee are Mr. Kanter (as Chairman), Dr. Clemow and Mr. Gantz, each of whom satisfies the independence requirements of NYSE MKT and SEC rules and regulations. Mr. Kanter qualifies as an “audit committee financial expert” as that term is defined in the rules and regulations of the SEC. The designation of Mr. Kanter as an “audit committee financial expert” does not impose on him any duties, obligations or liability that are greater than those that are generally imposed on him as a member of the Audit Committee and our Board of Directors, and his designation as an “audit committee financial expert” pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or Board of Directors.

The Audit Committee met seven times in the fiscal year ended December 31, 2013. The Audit Committee is governed by a charter, which is available on our website at http://www.medgenics.com.

Compensation Committee

The Compensation Committee is responsible for setting our overall compensation policy, and reviews and determines the compensation paid to our executive officers and directors. The Compensation Committee annually reviews and approves our goals and objectives relevant to the compensation of our Chief Executive Officer and evaluates the performance of our Chief Executive Officer in light of those goals and objectives. The Compensation Committee also periodically reviews and has the authority to determine and approve, or review and recommend to our Board for approval if the Compensation Committee so elects, all other senior executive officer compensation. The Compensation Committee also makes recommendations to our Board on proposals for the granting of stock options and other equity incentives pursuant to any stock option plan or equity incentive plan in operation from time to time. Our Chief Executive Officer makes recommendations to the Compensation Committee as to option grants for our other executive officers and assists the Compensation Committee in determining if annual bonus goals have been met. The Compensation Committee meets at least three times each fiscal year and at such other times as the Chairman of the Compensation Committee requires.

The Compensation Committee may form and delegate authority and responsibilities to any subcommittee or any member of the Compensation Committee for any purpose that the Compensation Committee deems appropriate. The Compensation Committee has the authority to retain outside professionals, consultants or advisors as it determines appropriate to assist in the performance of its functions, including sole authority to retain and terminate any compensation consultant used to assist the Compensation Committee in the evaluation of compensation for our executive officers and directors, and to approve the outside consultant’s or advisor’s fees and other retention terms. The Compensation Committee has full authority to commission any reports or surveys that it deems necessary to help it fulfill its obligations.

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Members of the Compensation Committee are Dr. Clemow (as Chairman), Mr. Blech and Mr. Grano, each of whom satisfies the independence requirements of the NYSE MKT. Each member of the Compensation Committee is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended.

The Compensation Committee met ten times in the fiscal year ended December 31, 2013. The Compensation Committee is governed by a charter, which is available on our website at http://www.medgenics.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for leading the process for considering future appointments to our Board and makes recommendations to our Board of candidates for appointment and annual election. The Nominating and Corporate Governance Committee meets at least once during each fiscal year and at such other times as the Chairman of the Nominating and Corporate Governance Committee requires.

Members of the Nominating and Corporate Governance Committee are Mr. Grano (as Chairman), Mr. Blech, Dr. Clemow, Mr. Gantz, Mr. Kanter and Dr. McMurray, each of whom satisfies the independence requirements of the NYSE MKT.

The Nominating and Corporate Governance Committee met four times in the fiscal year ended December 31, 2013. The Nominating and Corporate Governance Committee is governed by a charter, which is available on our website at http://www.medgenics.com. The charter sets forth the criteria for selecting potential Board members, which include, among other things, the possession of experience, knowledge, skills, expertise, mature judgment, acumen, character, integrity and diversity so as to enhance our Board’s ability to manage and direct the affairs and business of our company, including, when applicable, to enhance the ability of committees of our Board to fulfill their duties and/or to satisfy any independence requirements imposed by law, regulation or the listing standards of the NYSE MKT. Although diversity may be a consideration in the Nominating and Corporate Governance Committee’s process, the Nominating and Corporate Governance Committee does not have a formal policy with regard to the consideration of diversity in identifying director nominees. In identifying suitable candidates, the Nominating and Corporate Governance Committee may use open advertising or the services of external advisers to facilitate the search. Each of the candidates for director named in this proxy statement has been recommended by the Nominating and Corporate Governance Committee and approved by our Board of Directors for inclusion on the enclosed proxy card.

Process for Recommending Candidates to our Board of Directors

The charter of our Nominating and Corporate Governance Committee also provides for the consideration of candidates for election to our Board of Directors recommended by stockholders. Our Nominating and Corporate Governance Committee will evaluate a director candidate recommended by stockholders in the same manner as it evaluates director candidates recommended otherwise. Stockholder recommendations for candidates to our Board of Directors must be directed in writing to our Corporate Secretary, Medgenics, Inc., 435 Devon Park Drive, Building 700, Wayne, Pennsylvania 19087, and must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve and information regarding any relationships between the candidate and our company, and evidence of the recommending stockholder’s ownership of our stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for selecting potential Board members described above. This information should be submitted in the time frame described under “Questions and Answers About the Annual Meeting – What are the requirements for presenting stockholder proposals and director nominations?” above.

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Meetings and Attendance

Our Board of Directors met eight times in the fiscal year ended December 31, 2013. Each director attended at least 75% of the aggregate number of board and applicable committee meetings in 2013 during their respective periods of service.

We encourage but do not require board members to attend our annual meetings of stockholders. Seven of our eight directors then in office were in attendance at our annual meeting of stockholders in 2013.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics, which is applicable to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The Code of Business Conduct and Ethics is available on our website at http://www.medgenics.com. We intend to disclose on our website any amendment to, or waiver from, the Code of Business Conduct and Ethics that are required to be disclosed by the rules of the SEC or the NYSE MKT.

Stockholder Communications

Stockholders who wish to communicate with our Board of Directors, committee chairmen, any other individual director or the non-management or independent directors as a group are welcome to do so in writing, addressed to the director(s) or the entire Board of Directors, in care of our Corporate Secretary, Medgenics, Inc., 435 Devon Park Drive, Building 700, Wayne, Pennsylvania 19087. Anyone wishing to contact our Audit Committee may do so in writing, addressed to the attention of the Chairman of the Audit Committee, Medgenics, Inc., 435 Devon Park Drive, Building 700, Wayne, Pennsylvania 19087. To make confidential submissions to either of the above, please indicate “confidential” on any correspondence.

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EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

Executive Compensation Objectives and Philosophy

This section explains the policies and decisions that shape our executive compensation program, including its specific objectives and elements, as it relates to our “named executive officers,” or “NEOs,” whose compensation information is presented in the tables following this discussion. The Compensation Committee believes that our executive compensation program is appropriately designed to incentivize our NEOs to work for our long-term prosperity through pay-for-performance incentives, is reasonable in comparison with the levels of compensation provided by comparable companies, discourages our NEOs from assuming excessive risks, and reflects a reasonable cost. We believe our NEOs are critical to the achievement of our corporate goals, through which we can drive stockholder value.

Our executive compensation program and our corresponding NEO compensation packages are designed around the following objectives:

•	Attract, motivate, and retain talented and dedicated individuals to contribute to our growth and success by providing competitive compensation opportunities consistent with industry practices where we compete for talent;

•	Align our NEOs’ compensation opportunities with long-term stockholder value creation; and

•	Maintain a reasonable and responsible cost structure.

Elements of Compensation

The Compensation Committee regularly reviews our allocation of compensation elements to ensure alignment with strategic and operating goals and competitive market practices. The Compensation Committee does not apply a specific formula to determine the allocation between cash and non-cash forms of compensation. Certain compensation elements, such as base salaries, benefits, and perquisites, are intended primarily to attract, hire, and retain well-qualified executives. Other compensation elements, such as long-term incentive opportunities, are designed to reward successful long-term performance and execution of our business strategy, and to strongly align our NEOs’ interests with those of stockholders.

Our NEO compensation program generally is comprised of the following elements:

•	Base salary;

•	Annual bonuses;

•	Long-term equity compensation; and

•	Benefits and perquisites.

Base Salary. Base salaries generally are initially negotiated and set forth in employment agreements with our NEOs and generally may not be reduced without the respective NEO’s consent. Thereafter, the Compensation Committee reviews the salaries of our NEOs periodically in consultation with its outside compensation consultant. In determining base salaries, the Compensation Committee members take into consideration their understanding of the compensation practices of comparable companies (based on size and stage of development), independent third party market data such as compensation surveys, individual experience and performance adjusted to reflect individual roles, and contribution to our clinical, regulatory, commercial, and operational performance. None of the foregoing factors has a dominant weight in determining the base salaries of our NEOs, and the Compensation Committee considers the factors as a whole when considering such compensation. In addition, the Compensation Committee uses comparative data regarding compensation paid by comparable companies in order to obtain a general understanding of current trends in compensation practices and ranges of amounts being awarded by other public companies (rather than as part of a formula).

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We believe that a competitive base salary is a necessary element of any compensation program that is designed to attract and retain talented and experienced executives. We also believe that attractive base salaries can motivate and reward executives for their overall performance.

Annual Bonuses. Our NEOs are eligible to receive annual bonuses based upon performance. Each NEO’s employment agreement generally provides a target level of annual bonus reflected as a percentage of annual base salary. The amount of annual bonus actually paid to our NEOs for a given year is based on various factors, including, among others, the achievement of various operating milestones based on scientific and business goals and our financial and operational performance. Certain annual bonuses for our NEOs are also determined, in part, based on certain individual goals for our NEOs, which are specific to the individual’s responsibilities and position within our company. Ultimately, the Compensation Committee has discretion to modify any annual bonus payouts (upwards or downwards) as appropriate to ensure program objectives are met, taking into consideration a variety of company-specific or market factors.

We believe that annual bonuses payable based on the achievement of short-term corporate goals incentivize our NEOs to create stockholder value and attain short-term performance objectives.

Long-Term Equity Compensation. In order to provide a significant retention incentive and to ensure a strong link to the long-term interests of our stockholders, we provide a portion of our total compensation in the form of equity compensation—primarily, stock options. Our NEOs are eligible to receive awards at the discretion of the Compensation Committee. Equity awards are primarily granted under our Stock Incentive Plan, which we initially adopted in March 2006 and, with stockholder approval, subsequently amended in 2007, 2010, 2012, and 2013. The Stock Incentive Plan is administered by the Compensation Committee. In 2013, we also granted equity awards outside of the Stock Incentive Plan to Mr. Cola, Dr. Leaman, and Dr. Neil as inducements to entering into employment with us as permitted by the rules of the NYSE MKT.

The Compensation Committee believes that granting stock options provides our NEOs with a strong economic interest in maximizing stock price appreciation over the long term. The Compensation Committee also believes that granting stock options can be useful in retaining and recruiting the key talent necessary to ensure our continued success. The exercise price of stock options is based on the value of a share of our common stock on the date of grant. The options, therefore, do not have any value to the NEO unless the market price of our common stock rises, which aligns the interests of our NEOs with those of our stockholders. Through these option grants, we seek to emphasize the importance of improving the performance of our stock price, increasing stockholder value over the long term.

Stock option grants are generally made at the commencement of employment and following a significant change in job responsibilities or to meet other special retention or performance objectives. The Compensation Committee reviews and approves stock option and other awards to NEOs based upon a review of competitive compensation data, its assessment of individual performance, a review of each NEO’s existing long-term incentives, and retention considerations. The timing of grant dates is not based on any favorable or unfavorable non-public information anticipated to be disclosed at a later date. All stock option awards are granted with an exercise price not less than the closing sale price of our common stock on the NYSE MKT on the date of grant. The Compensation Committee is currently considering the annual grant of stock options as part of our company’s overall compensation program, but it has not made any final determinations on this matter.

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Benefits and Perquisites. Benefits are provided to our U.S.-based NEOs pursuant to the terms of their respective employment agreements and currently include paid time-off and holidays and monthly payments to cover the cost of COBRA continuation coverage while our company does not have in place a medical and dental insurance program for U.S. employees.

As an additional benefit to each of our Israel-based NEOs, we generally contribute to certain funds amounts equaling a total of approximately 15% of their gross salaries for certain severance and pension plans and other savings plans for the benefit of these NEOs. In addition, in accordance with customary practice in Israel, our Israel-based NEOs’ agreements require us to contribute towards their professional studies, and to provide annual recreational allowances, a company car, and a company phone.

We do not believe that the benefits and perquisites described above deviate materially from the customary practice for compensation of NEOs at comparable companies. These benefits represent a relatively small portion of our NEOs’ total compensation.

Compensation Setting Process

Overview

Generally, the Compensation Committee reviews and, as appropriate, approves compensation arrangements for our NEOs from time to time but not less than once per year. When creating an NEO’s overall compensation package, the Compensation Committee considers the different elements of our compensation in light of the role the NEO will play in achieving our near term and longer term goals, as well as the compensation packages provided to similarly situated executives at companies we consider to be comparable to us. As described above, our NEOs’ compensation elements are base salary, annual bonus, long-term equity compensation, and benefits and perquisites. We do not predetermine an allocation of the overall compensation to be represented by the various compensation elements.

The Compensation Committee’s intention is that the incentives provided by the annual bonus and the equity compensation elements constitute a substantial portion of our NEOs’ total compensation, such that a significant portion of potential compensation is at risk in any given year. The Compensation Committee believes that having a significant portion of our NEOs’ compensation packages at risk will contribute to cultivating a culture in which our NEOs aggressively pursue our corporate performance and strategic goals as they know that their take home pay, to a large extent, depends upon our performance and, to some extent, their contribution to our performance. Additionally, the incorporation of significant equity incentives is designed to mitigate the risk that our NEOs will pursue short-term outcomes at the expense of long-term stockholder value. Performance-based annual bonuses may be made based on the achievement of short-term corporate goals designed to incentivize the executives to create stockholder value and attain short-term performance objectives.

We believe that the combined mix of the pay elements described above allows us to provide a competitive, cost-effective total compensation package to our NEOs, largely based on achievement of value-driving milestones. More specifically, the Compensation Committee believes this structure ties an appropriate amount of our NEOs’ potential compensation to performance.

Role of Our Chief Executive Officer

Our Chief Executive Officer has no role in setting his compensation. However, our Chief Executive Officer recommends to the Compensation Committee for its approval proposed corporate performance and strategic goals and their relative weighting for the upcoming fiscal year, in addition to providing input on the level of attainment of the prior year’s goals for purposes of determining awards under the annual bonus plan and Stock Incentive Plan for all of our NEOs, including our Chief Executive Officer. Finally, our Chief Executive Officer regularly provides input to the Compensation Committee during the course of the year regarding the performance and compensation of our other NEOs.

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Role of Compensation Consultants

The Compensation Committee has the authority under its charter to engage the services of outside advisors, experts, and others to assist it in carrying out its delegated duties.

In 2012, the Compensation Committee engaged WNB Consulting LLC to update previously prepared analyses of Board and executive officer compensation at our company and to review a proposed equity compensation package for Dr. Barer as the Chairman of the Board.

For executive officer compensation, WNB Consulting was asked to complete a competitive review with a focus as best as possible on public companies in our industry and of comparable size, and to deliver a report to the Compensation Committee including information on the amount of base compensation, annual bonus payments and the value of equity grants for our executive officers. WNB Consulting was also asked to present recommendations to the Compensation Committee based on its findings. WNB Consulting subsequently met with the Compensation Committee to present these reports and discuss its findings and recommendations. Each of these reports, findings, and recommendations were considered by the Compensation Committee at its December 2012 meeting in connection with the consideration of annual salary adjustments and equity compensation for our executive officers for 2013.

In 2013, the Compensation Committee again engaged WNB Consulting LLC to update previously prepared analyses of Board compensation at our company and to provide a competitive analysis of the compensation packages for each of our NEOs hired in 2013—Mr. Cola as our President and Chief Executive Officer; Dr. Leaman as our Chief Financial Officer; and Dr. Neil as our Global Head of Research and Development. WNB Consulting was asked to complete a competitive analysis of the compensation packages for Mr. Cola and Drs. Leaman and Neil in light of the Board’s determination in 2013 that, in order to grow our company significantly, it was in our best interest to conduct a thorough executive search and to take aggressive measures to attract “best in class” candidates for these positions. WNB Consulting was asked to deliver a report to the Compensation Committee including its findings. WNB Consulting subsequently met with the Chairman of the Compensation Committee to discuss its findings. These findings were considered by the Compensation Committee at its September 2013 meeting.

The Compensation Committee conducted a conflict of interest assessment by using the factors applicable to compensation consultants under SEC rules and did not believe that the retention of WNB Consulting to advise it on the compensation matters described above created a conflict of interest.

Compensation Benchmarking

In any year the Compensation Committee may benchmark the compensation for our NEOs with that of executives with similar positions in our industry, adjusting for known or perceived differences between our NEOs’ experience and levels of responsibility with the job descriptions reflected for the generalized survey data, but did not do so for 2013.

Evaluations

The Compensation Committee evaluates the performance of our NEOs in light of established performance goals and objectives at least once per year. Based upon these evaluations, the Compensation Committee determines the annual compensation for our NEOs, including any increase to base salary, annual cash bonus, and equity compensation. In its evaluation of our NEOs, the Compensation Committee considers, among other things, the following:

•	Overall management of our company;

•	Progress achieved by our research and development efforts;

•	The maintenance of successful relationships with our Board and stockholders and with employees;

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•	Our financial performance with respect to the preparation of and compliance with our budget, including capital reserves;

•	Success in securing additional grants and funding from third-party sources; and

•	Regulatory compliance.

2013 Executive Compensation Summary

Our Board determined in 2013 that, in order to grow our company significantly, it was in our best interest to conduct a thorough executive search and to take aggressive measures to attract “best in class” candidates for the positions of Chief Executive Officer, Chief Financial Officer, and company-wide Head of Research & Development. The primary focus of the executive search process was retention of candidates with: (i) significant and meaningful experience, including with companies having substantial revenue; (ii) proven strategic planning abilities and skills; (iii) long-range vision; (iv) supreme organizational skill sets; and (v) the ability to work together as a cohesive team to realize upon our company’s vision. Additionally, the executive search process was designed to secure a complete management team, including a Chief Executive Officer, Chief Financial Officer, and company-wide head of Research & Development.

After a thorough executive search process, our Board determined that Mr. Cola and Drs. Leaman and Neil were the best candidates, as a whole management team bringing to the table a combined more than 50 years of experience in the biotech and pharmaceutical industries, a stellar reputation for insightful and focused strategic planning, and a proven track record for growing business at premier companies.

In September 2013, we entered into employment agreements with Mr. Cola and Drs. Leaman and Neil. These agreements became effective upon each individual’s commencement of employment with us—Mr. Cola as our President and Chief Executive Officer; Dr. Leaman as our Chief Financial Officer; and Dr. Neil as our Global Head of Research and Development.

The terms of the employment agreements with Mr. Cola and Drs. Leaman and Neil are described in greater detail below under the heading “Employment and Other Agreements with Named Executive Officers.”

In connection with the hiring of our new management team, Dr. Pearlman’s employment with us terminated as of September 13, 2013. He continues to serve on our Board through the date of the 2014 annual meeting and as a consultant to our company until March 13, 2014. A description of Dr. Pearlman’s consulting services agreement with us can be found below under the heading “Employment and Other Agreements with Named Executive Officers.” In addition, the employment of Mr. Dellio and Dr. Garovoy with us terminated as of December 31, 2013.

2013 Base Salaries

As noted above, base salaries generally are initially negotiated and set forth in employment agreements with our NEOs. Thereafter, the Compensation Committee reviews the salaries of our NEOs periodically. Salaries were increased for certain of our NEOs in 2012 pursuant to amendments of their respective employment agreements (as reflected in the Summary Compensation Table below). For 2013, the Compensation Committee’s aim, in line with our company’s general compensation philosophy, was to set compensation levels that are competitive while maintaining a reasonable cost structure. As a result, no material changes were made to the base salaries of our continuing NEOs for 2013.

2013 Annual Bonuses

Our NEOs are eligible to receive annual bonuses based upon performance. Each officer’s employment agreement generally provides a target or maximum bonus amount, which is generally reflected as a percentage of annual base salary, and the Compensation Committee, in consultation with senior management, determines whether the specific NEO is entitled to all or a portion of the target or maximum bonus, based upon the achievement of various performance factors. For 2013, target annual bonus levels were 70% of annual base salary for Mr. Cola, 50% of annual base salary for Dr. Leaman and 60% of annual base salary for Dr. Neil (in each case prorated based upon the number of days employed with our company in 2013). Maximum annual bonuses for our other NEOs were as follows: Dr. Pearlman—67.5% of annual base salary; Ms. Bellin—$30,000; Dr. Garovoy—5% of annual base salary; and Mr. Dellio—30% of annual base salary.

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For our NEOs hired in 2013—Mr. Cola and Drs. Leaman and Neil—no specific performance factors were established for their 2013 annual bonuses, but the Compensation Committee determined to pay each of them the target bonus established in their respective employment agreements based on their successful integration into our company and the repositioning of our company’s strategy (in each case prorated based upon the number of days employed with our company in 2013). Each of Mr. Cola and Drs. Leaman and Neil may elect to receive their 2013 bonuses in the form of stock options (in lieu of cash) which would be issued when we are permitted to issue options under the AIM Rules for Companies.

Our other NEOs were eligible to receive annual bonuses for 2013 based upon the level of achievement of the following corporate and individual performance factors that were communicated to the executives in early 2013:

Dr. Pearlman

Performance Factor	Weighting of Performance Factor*

Successful completion of equity offering	20%

Progress achieved by R&D efforts with respect to EPODURE	21%

Progress achieved by R&D efforts with respect to INFRADURE	37%

Progress achieved by R&D efforts with respect to HEMODURE	4%

Progress with respect to expansion of targeted indications	18%

Progress with respect to partnering and business development efforts	20%

Significant improvement in Biopump and procedures	15%

*The maximum annual bonus that Dr. Pearlman could have received for 2013 was 135% of 50% of his annual base salary.

Ms. Bellin

Performance Factor	Weighting of Performance Factor

Successful completion of equity offering	35%

Progress with respect to business development	15%

Progress with respect to organizational development and HR	15%

Progress with respect to SEC compliance and financial reporting, investor relations, and systems management	35%

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Dr. Garovoy

Performance Factor	Weighting of Performance Factor

Progress achieved with respect to U.S. End Stage Renal Disease study	60%

Management of Clinical Department budgets	10%

Progress achieved by R&D efforts with respect to INFRADURE	10%

Development of Clinical Department Standard Operating Procedures	5%

Support of M&A activities	15%

Mr. Dellio

Performance Factor	Weighting of Performance Factor*

Progress achieved by R&D efforts with respect to EPODURE	N/A

Support of product development activities	N/A

Progress with respect to R&D management below VP level	N/A

Support of M&A and other business activities	N/A

*There was no specific weighting associated with the performance factors applicable to Mr. Dellio.

Our company’s senior management, including Mr. Cola and Drs. Leaman and Neil, determined the level of achievement of each of the foregoing performance factors for each of Ms. Bellin, Dr. Garovoy and Mr. Dellio, and recommended bonus amounts to the Compensation Committee based upon such level of achievement and the maximum bonus set forth in the respective NEO’s employment agreement. Senior management’s recommendations with respect to 2013 annual bonuses were reviewed and ultimately approved by the Compensation Committee. Although the above performance factors were considered by senior management and the Compensation Committee when determining the annual bonuses for 2013 for Ms. Bellin, Dr. Garovoy, and Mr. Dellio, they were not dispositive. The Compensation Committee retains discretion to set the awards at what they believe are the appropriate levels to ensure objectives are met, taking into consideration a variety of company-specific and market factors. The final annual bonus amounts for 2013 are included in the Summary Compensation Table.

In connection with his resignation as our President and Chief Executive Officer, we entered into a separation agreement with Dr. Pearlman on September 13, 2013. Under the separation agreement, Dr. Pearlman was entitled to a separation payment of $465,805, but he was not specifically entitled to any performance-based annual bonus for 2013 based upon the level of achievement of the performance factors applicable to him as described above.

2013 Equity Compensation

Stock option grants are generally made at the commencement of employment and following a significant change in job responsibilities or to meet other special retention or performance objectives. The Compensation Committee reviews and approves stock option and other equity awards to NEOs based upon a review of competitive compensation data, its assessment of individual performance, a review of each NEO’s existing long-term incentives, and retention considerations. In 2013, we granted stock options to Mr. Cola, Dr. Leaman and Dr. Neil as inducements to entering into employment with us and to Ms. Bellin in recognition of her performance consistent with our retention objectives.

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Our Other Compensation Policies

Employment Agreements

Each of our NEOs is party to an employment agreement with our company covering a variety of important issues concerning the NEO’s employment, including the service that will be expected of the NEO, the compensation the NEO will be paid, how long and under what circumstances the NEO will remain employed, and the financial details relating to any decision that either our company or the NEO may make to terminate the NEO’s employment with our company. All of our employment agreements also contain significant restrictive covenants that are intended to protect our intellectual property.

We provide all of our NEOs with severance arrangements in their employment agreements. We believe that severance packages are a common characteristic of compensation for executive officers in our industry. They are intended to provide our NEOs with a sense of security in making the commitment to dedicate their professional careers to our success. Due to our size relative to other public companies and our operating history, we believe that severance arrangements are necessary to help us attract and retain skilled and qualified executive officers to continue to grow our company.

Our employment agreements are described in greater detail below under the heading “Employment and Other Agreements with Named Executive Officers.”

Section 162(m) Policy

Section 162(m) of the Internal Revenue Code limits the amount that a public company may deduct from federal income taxes for remuneration paid to its chief executive officer and the three other most highly paid executive officers (other than the chief financial officer) to $1 million per year per covered executive officer. Section 162(m) provides an exception from this deduction limitation for certain forms of “performance-based compensation,” including the gain recognized by executive officers upon the exercise of certain compensatory stock options and other compensation based on performance criteria that are approved in advance by stockholders. We are mindful of the benefit to our company and our stockholders of the full deductibility of compensation. However, we believe that there may be times when we need to retain flexibility in compensating our executive officers in a manner that we believe will best promote our corporate objectives even though the compensation may not be fully deductible under Section 162(m). Therefore, we have not adopted a policy that requires that all compensation be deductible.

Accounting Considerations

The accounting impact of our equity compensation program is one of many factors that the Compensation Committee may consider in determining the size and structure of our program.

Common Stock Ownership Requirements

While we have not adopted a formal written policy on common stock ownership requirements, part of our compensation philosophy involves facilitating common stock ownership by our NEOs through the grant of equity awards because we believe that it helps to align their financial interests with those of our stockholders.

Timing of Awards

The Compensation Committee has the authority to grant equity awards under our Stock Incentive Plan. The Compensation Committee strives to ensure that any award is made in such a manner to avoid even the appearance of manipulation because of its award date. It is our policy not to purposely accelerate or delay the public release of material information in consideration of a pending equity grant to allow the grantee to benefit from a more favorable stock price.

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Compensation Recovery Policy

We do not have a policy to attempt to recover incentive compensation payments paid to our executive officers if the performance objectives that led to the determination of such payments were to be restated, or found not to have been met to the extent the Compensation Committee originally believed. However, as a public company subject to the provisions of Section 304 of the Sarbanes-Oxley Act of 2002, if we are required as a result of misconduct to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, our Chief Executive Officer and Chief Financial Officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive. In addition, we will comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and will adopt a compensation recovery policy once the SEC adopts final regulations on the subject.

Prior Year’s Say-on-Pay Vote

Our stockholders overwhelmingly approved our executive compensation program at our 2013 annual meeting. Besides this approval, we received no specific feedback from our stockholders concerning our executive compensation program during the past year. Greater than 98% of shares present and eligible to vote approved the nonbinding advisory resolution on executive compensation at our 2013 annual meeting. The Compensation Committee considered this approval a reflection of our stockholders’ favorable view of our compensation program. The Compensation Committee did not specifically rely on the results of the vote in making any compensation-related decisions during 2013.

Compensation Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent that we incorporate it by specific reference.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included above in this proxy statement. Based on this review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and, through incorporation by reference from this proxy statement, our company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

Submitted by the Compensation Committee:

Alastair Clemow, Chairman

Isaac Blech

Joseph J. Grano, Jr.

Compensation Committee Interlocks and Insider Participation

As of the date of this proxy statement, Dr. Clemow, Mr. Blech and Mr. Grano serve as the members of the Compensation Committee. During 2013, Mr. Kanter and Dr. McMurray also served on the Compensation Committee. None of the persons who served as members of the Compensation Committee during 2013 was or is an officer or employee of our company, and no executive officer of our company served or serves on the compensation committee or board of any company that employed or employs any person who served as a member of the Compensation Committee or the Board of Directors in 2013.

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Summary Compensation Table

The following Summary Compensation Table summarizes the compensation information for the years ended December 31, 2013, 2012 and 2011 for each of our current and former executive officers listed in the table, to whom we collectively refer as our “named executive officers.” The 2013 Grants of Plan-Based Awards Table following the Summary Compensation Table provides additional information regarding compensation granted to these officers in 2013.

Name and Principal Position	Year	Salary ($)		Bonus(1) ($)		Option Awards(2) ($)		All Other Compensation(3) ($)		Total ($)
Michael F. Cola President and Chief Executive Officer(4)	2013	132,981		93,087		3,423,000		6,048	(5)	3,655,116

John H. Leaman Chief Financial Officer(6)	2013	110,817		105,409	(7)	1,825,600		6,048	(8)	2,047,874

Garry A. Neil Global Head of Research and Development(9)	2013	121,160		72,696		2,053,800		1,258	(10)	2,248,914

Andrew L. Pearlman Former President and Chief	2013	228,373		—		120,428	(12)	699,879	(13)	1,048,680
Executive Officer (Former	2012	325,000		50,000		—		56,818	(14)	431,818
Principal Executive Officer)(11)	2011	264,559		102,500		127,760		47,002	(15)	541,821

Phyllis K. Bellin Vice President – Administration, Corporate Secretary and Treasurer (Former Principal Financial Officer)(16)	2013	145,000		30,000		103,825		40,651	(17)	319,476

Marvin R. Garovoy Former Chief Medical	2013	301,538	(19)	9,800		2,694	(20)	140,000	(21)	454,032
Officer(18)	2012	134,165		3,000		165,120		148,800	(22)	451,085

Clarence L. Dellio	2013	258,462	(24)	50,400		55,607	(25)	120,000	(26)	484,469
Former Chief Operating	2012	230,000		48,300		—		—		278,300
Officer(23)	2011	100,000		24,450		101,840		—		226,290

(1)	Annual bonuses reported for 2013 have been approved but not yet paid. Mr. Cola and Drs. Leaman and Neil may elect to receive their annual bonuses for 2013 in the form of stock options (in lieu of cash) which would be issued when we are permitted to issue options under the AIM Rules for Companies.

(2)	Except as otherwise noted in the footnotes below, amounts included in this column reflect the aggregate grant date fair value of awards granted in the specified year computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation of the awards reported in this column, please refer to Note 2(i) to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013.

(3)	Under Israeli law, companies are liable for mandatory severance payments of 8.33% of each monthly salary paid to Israeli employees. Our Israeli subsidiary, Medgenics Medical (Israel) Limited (“MMI”), makes monthly payments of such amount into severance funds. This column includes payments of these amounts and other Israeli social benefits with respect to Dr. Pearlman and Ms. Bellin. These amounts were paid in New Israeli Shekels (NIS) and are reported in this column in U.S. dollars based upon an average exchange rate between the NIS and U.S. dollar of 3.716 for 2013, 3.856 for 2012 and 3.578 for 2011. None of our other named executive officers are or were Israeli employees.

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(4)	Mr. Cola was appointed as our President and Chief Executive Officer on September 13, 2013. Mr. Cola does not receive any additional compensation for his service as a director.

(5)	Represents reimbursement of the cost of COBRA continuation coverage.

(6)	Dr. Leaman was appointed as our Chief Financial Officer on September 13, 2013.

(7)	Includes a signing bonus of $50,000.

(8)	Represents reimbursement of the cost of COBRA continuation coverage.

(9)	Dr. Neil was appointed as our Global Head of Research and Development on September 13, 2013.

(10)	Represents reimbursement of the cost of COBRA continuation coverage.

(11)	Dr. Pearlman resigned as our President and Chief Executive Officer on September 13, 2013. He continues to serve as a member of our Board through the date of the 2014 annual meeting. He did not receive any additional compensation for his service as a director in 2013.

(12)	Represents the incremental fair value, computed in accordance with FASB ASC Topic 718, of the acceleration of the vesting of all of Dr. Pearlman’s unvested stock options as of September 13, 2013 in accordance with his separation agreement.

(13)	Represents $11,195 for managers’ insurance, $82,730 payment into severance fund, $5,598 for disability insurance, $2,854 for the advanced study fund, $705 for Israeli recreation pay, $28,000 in consulting fees and $568,797 in payments made or due to Dr. Pearlman in accordance with his separation agreement.

(14)	Represents $16,287 for managers’ insurance, $28,070 payment into severance fund, $8,143 for disability insurance, $3,679 for the advanced study fund and $639 for Israeli recreation pay.

(15)	Represents $13,379 for managers’ insurance, $22,290 payment into severance fund, $6,635 for disability insurance, $3,948 for the advanced study fund and $750 for Israeli recreation pay.

(16)	Ms. Bellin served as our principal financial officer until the appointment of Dr. Leaman on September 13, 2013. She continues in her role as our Vice President – Administration, Corporate Secretary and Treasurer.

(17)	Represents $7,065 for managers’ insurance, $11,733 payment into severance fund, $1,627 for disability insurance, $3,805 for the advanced study fund, $705 for Israeli recreation pay and $15,716 for car allowance.

(18)	Dr. Garovoy was appointed as our Chief Medical Officer effective as of July 8, 2012 and his employment with us terminated effective as of December 31, 2013.

(19)	Includes $21,538 in pay for accrued and unused vacation.

(20)	Represents the incremental fair value, computed in accordance with FASB ASC Topic 718, of the acceleration of the vesting of all of Dr. Garovoy’s unvested stock options as of December 31, 2013 in accordance with his separation agreement.

(21)	Represents payments made or due to Dr. Garovoy in accordance with his separation agreement.

(22)	Represents consulting fees for services provided prior to his employment with our company.

(23)	Mr. Dellio was appointed as our Chief Operating Officer effective as of July 1, 2011 and his employment with us terminated effective as of December 31, 2013.

(24)	Includes $18,462 in pay for accrued and unused vacation.

(25)	Represents the incremental fair value, computed in accordance with FASB ASC Topic 718, of the acceleration of the vesting of all of Mr. Dellio’s unvested stock options as of December 31, 2013 in accordance with his separation agreement.

(26)	Represents payments made or due to Mr. Dellio in accordance with his separation agreement.

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2013 Grants of Plan-Based Awards Table

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options(1) (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(2) ($)

Michael F. Cola	9/13/2013	1,500,000	$4.22	$3,423,000
John H. Leaman	9/13/2013	800,000	4.22	1,825,600
Garry A. Neil	9/13/2013	900,000	4.22	2,053,800
Andrew L. Pearlman	—	—	—	120,428
Phyllis K. Bellin	9/20/2013	25,000	7.02	103,825
Marvin R. Garovoy	—	—	—	2,694
Clarence L. Dellio	—	—	—	55,607

(1)	The options granted to Mr. Cola and Drs. Leaman and Neil will vest with respect to one-third of such shares on the first anniversary of the grant date and the balance will vest in equal increments on a monthly basis over two years thereafter, subject to such officer’s continuous service through each vesting date. The options were granted outside of the Stock Incentive Plan as an inducement material to entering into employment with us. The options granted to Ms. Bellin will vest in four equal annual installments beginning on the first anniversary of the grant date, and were granted under the Stock Incentive Plan.

(2)	Amounts reported for Mr. Cola, Dr. Leaman, Dr. Neil and Ms. Bellin reflect the aggregate grant date fair value of each award as determined under FASB ASC Topic 718. Amounts reported for Dr. Pearlman, Dr. Garovoy and Mr. Dellio represent the incremental fair value, computed in accordance with FASB ASC Topic 718, of the acceleration of the vesting of unvested stock options in accordance with such officer’s separation agreement.

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Employment and Other Agreements with Named Executive Officers

Michael F. Cola

On September 13, 2013, we entered into an employment agreement with Mr. Cola to serve as our President and Chief Executive Officer. The agreement has a term of three years, subject to automatic extension for successive one-year periods unless either party provides 90 days’ advance written notice of such party’s desire not to renew. The agreement provides for an initial base salary at an annual rate of $450,000, subject to review by our Board for possible increase, but not decrease, beginning in fiscal year 2015. Mr. Cola is also eligible to receive performance-based annual bonuses for each fiscal year ending during the employment period, with any applicable performance metrics and goals to be established by our Board after consultation with Mr. Cola. His initial target bonus is 70% of annual base salary but may be greater or less based upon actual performance and the determination of our Board. Mr. Cola’s annual bonus for fiscal year 2013 was prorated based on the number of days employed during the year. He is also entitled to participate in all incentive and benefit plans in effect from time to time with respect to our senior executives in the United States.

John H. Leaman

On September 13, 2013, we entered into an employment agreement with Dr. Leaman to serve as our Chief Financial Officer. The agreement is substantially similar to the employment agreement entered into with Mr. Cola, except that Dr. Leaman’s employment agreement provides for an initial base salary at an annual rate of $375,000, a signing bonus of $50,000 and an initial target bonus of 50% of annual base salary.

Garry A. Neil

On September 13, 2013, we entered into an employment agreement with Dr. Neil to serve as our Global Head of Research and Development. The agreement is substantially similar to the employment agreement entered into with Mr. Cola, except that Dr. Neil’s employment agreement provides for an initial base salary at an annual rate of $410,000 and an initial target bonus of 60% of annual base salary.

Andrew L. Pearlman

In connection with his resignation as our President and Chief Executive Officer and the termination of his employment agreement, we entered into a separation agreement with Dr. Pearlman on September 13, 2013. Under the separation agreement, Dr. Pearlman was entitled to a lump sum payment of $102,992 (representing three months’ salary and other benefits payable to him consistent with certain notice provisions of his employment agreement) and a separation payment of $465,805. In addition, all unvested stock options held by Dr. Pearlman vested as of his separation date, and all options vested as of the separation date will be exercisable through the one-year anniversary of his separation date. We agreed to reimburse Dr. Pearlman for the cost of reasonable office space for a period of 12 months (or, if earlier, his acceptance of other employment). Dr. Pearlman was not entitled to receive fees as a director for fiscal year 2013, but he will be entitled to such fees for periods after December 31, 2013 for his service on the Board.

Also on September 13, 2013, we entered into a consulting services agreement with Dr. Pearlman. The agreement has a term of six months and expires on March 13, 2014. Pursuant to the consulting services agreement, Dr. Pearlman agreed to provide consulting services, including financial, strategic, business development, investor relations and clinical and regulatory consulting services, to us and our affiliates, as and when requested by us. The agreement provided for a monthly consulting fee of $8,000 and the reimbursement of reasonable expenses.

Our employment agreement with Dr. Pearlman, which was terminated as of September 13, 2013, provided for an initial monthly gross salary of NIS equal to $250,000 per year ($20,833 per month) calculated at the representative rate of the U.S. dollar published by the Bank of Israel and known at the time of payment. Dr. Pearlman was eligible for adjustments in salary and additional benefits, including bonuses, in our Board’s discretion. In December 2011, the Compensation Committee approved an increase in Dr. Pearlman’s salary to $325,000 per year, effective as of October 20, 2011. Dr. Pearlman was eligible to receive an annual cash bonus in the sole discretion of our Board of up to 50% of salary per year based upon the achievement of individual goals and corporate milestones to be agreed between Dr. Pearlman and our Board. Dr. Pearlman was entitled to participate in or receive benefits under our social insurance and benefits plans, including but not limited to managers’ insurance (“bituach minahlim”), disability insurance and an advanced study fund (“keren hishtalmut”). These are customary benefits provided to all employees based in Israel (other than those in very junior positions). A management insurance fund is a combination of severance savings (in accordance with Israeli law), defined contribution tax-qualified pension savings and disability insurance premiums. An advanced study fund is a savings fund of pre-tax contributions to be used after a specified period of time for educational or other permitted purposes. We paid certain percentages of Dr. Pearlman’s salary towards these insurance and benefits plans, including 5% to managers’ insurance, up to 2.5% percent to disability insurance, 8.33% to severance compensation and 7.5% to the advanced study fund.

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Phyllis K. Bellin

We entered into an employment agreement with Ms. Bellin on July 1, 2007, which was amended effective January 1, 2012. The amended agreement provides for a monthly gross salary of $145,000 per year ($12,083 per month), with a discretionary bonus and additional benefits subject to review by our Chief Executive Officer on an annual basis. Ms. Bellin is eligible to receive an annual cash bonus in the sole discretion of our Board of up to $30,000 per year based upon corporate and personal performance criteria as established by our Chief Executive Officer and our Board.

Ms. Bellin is entitled to participate in or receive benefits under our social insurance and benefits plans, including (“bituach minahlim”), disability insurance and an advanced study fund (“keren hishtalmut”). We pay certain percentages of Ms. Bellin’s salary towards these insurance and benefits plans, including 5% to managers’ insurance, up to 2.5% percent to disability insurance, 8.33% to severance compensation and 7.5% to the advanced study fund. Ms. Bellin is entitled to the use of a company car.

Marvin R. Garovoy

We entered into an employment agreement with Dr. Garovoy on July 8, 2012, which was terminated effective December 31, 2013. Dr. Garovoy’s employment agreement provided for an initial annual gross salary of $280,000, subject to annual review by the Compensation Committee. Dr. Garovoy was eligible to receive an annual cash bonus with respect to each fiscal year during the term of the agreement in an amount up to 5% of his salary on an annualized basis, as determined by the Compensation Committee in its sole discretion, based upon objective and subjective corporate and personal performance criteria as established by our Chairman of the Board and the Compensation Committee. He was also entitled to 20 days of paid time off per calendar year.

On December 3, 2013 (but made effective as of November 27, 2013), we entered into a separation agreement with Dr. Garovoy. The separation agreement confirmed our obligation to pay all wages and benefits owing through the termination date (December 31, 2013) and to continue to pay his salary for six months following the termination date, as provided in his employment agreement in the event of a termination without cause. In addition, all unvested stock options held by Dr. Garovoy vested as of December 31, 2013, and all options vested as of that date will be exercisable through December 31, 2014.

Clarence L. Dellio

We entered into an employment agreement with Mr. Dellio effective as of July 1, 2011, which was terminated effective December 31, 2013. Under his employment agreement, as amended, Mr. Dellio was expected to work on average approximately 80% of an average work week of an executive in a similar position with a public company of similar size and nature as us, with a gross salary of $20,000 per month. Mr. Dellio was eligible to receive an annual cash bonus with respect to each fiscal year during the term of the agreement in an amount up to 30% of his salary on an annualized basis, as determined by the Compensation Committee in its sole discretion, based upon objective and subjective corporate and personal performance criteria as established by our Chairman of the Board and the Compensation Committee. He was also entitled to 20 days of paid time off per calendar year.

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On November 27, 2013, we entered into a separation agreement with Mr. Dellio. The separation agreement confirmed our obligation to pay all wages and benefits owing through the termination date (December 31, 2013) and to continue to pay his salary for six months following the termination date, as provided in his employment agreement in the event of a termination without cause. In addition, all unvested stock options held by Mr. Dellio vested as of December 31, 2013, and all options vested as of that date will be exercisable through December 31, 2014.

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Outstanding Equity Awards at 2013 Fiscal Year-End

The following table sets forth certain information, on an award-by-award basis, concerning outstanding unexercised options or warrants to purchase common stock for each named executive officer as of December 31, 2013. None of our named executive officers held any unvested shares of common stock as of December 31, 2013.

			Option Awards
Name	Type of Award	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Michael F. Cola	Options	9/13/2013	—		1,500,000	(1)	$4.22	9/13/2023
John H. Leaman	Options	9/13/2013	—		800,000	(2)	4.22	9/13/2023
Garry A. Neil	Options	9/13/2013	—		900,000	(3)	4.22	9/13/2023
Andrew L. Pearlman	Options	12/9/2011	80,000	(4)	—		3.14	9/13/2014
	Options	3/30/2006	182,806	(5)	—		2.49	9/13/2014
	Warrants	3/31/2006	882,240		—		2.49	3/31/2016
Phyllis K. Bellin	Options	9/20/2013	—		25,000	(6)	7.02	9/20/2023
	Options	12/9/2011	55,000		20,000	(7)	3.14	12/9/2021
Marvin R. Garovoy	Options	7/8/2012	20,000	(8)	—		14.50	12/31/2014
Clarence L. Dellio	Options	7/1/2011	32,200	(9)	—		3.64	12/31/2014

(1)	These options will vest with respect to one-third of such shares on the first anniversary of the grant date and the balance will vest in equal increments on a monthly basis over two years thereafter, subject to Mr. Cola’s continuous service through each vesting date.

(2)	These options will vest with respect to one-third of such shares on the first anniversary of the grant date and the balance will vest in equal increments on a monthly basis over two years thereafter, subject to Dr. Leaman’s continuous service through each vesting date.

(3)	These options will vest with respect to one-third of such shares on the first anniversary of the grant date and the balance will vest in equal increments on a monthly basis over two years thereafter, subject to Dr. Neil’s continuous service through each vesting date.

(4)	These options became fully vested on September 13, 2013 in accordance with the terms of Dr. Pearlman’s separation agreement. Subsequent to December 31, 2013 (through February 25, 2014), Dr. Pearlman exercised 45,368 of these options.

(5)	Subsequent to December 31, 2013 (through February 25, 2014), Dr. Pearlman exercised 90,800 of these options.

(6)	These options will vest in four equal annual installments beginning on the first anniversary of the grant date, subject to Ms. Bellin’s continuous service through each vesting date.

(7)	These options will vest with respect to one-half of such shares on each of December 9, 2014 and December 9, 2015, subject to Ms. Bellin’s continuous service through each vesting date.

(8)	These options became fully vested on December 31, 2013 in accordance with the terms of Dr. Garovoy’s separation agreement.

(9)	These options became fully vested on December 31, 2013 in accordance with the terms of Mr. Dellio’s separation agreement. Subsequent to December 31, 2013 (through February 25, 2014), Mr. Dellio exercised 8,200 of these options.

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2013 Option Exercises and Stock Vested

The following table sets forth certain information regarding the exercise of options by our named executive officers during the year ended December 31, 2013. No stock awards held by any of our named executive officers vested during the year ended December 31, 2013.

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)
Michael F. Cola	—	—
John H. Leaman	—	—
Garry A. Neil	—	—
Andrew L. Pearlman	—	—
Phyllis K. Bellin	—	—
Marvin R. Garovoy	—	—
Clarence L. Dellio	3,500	$4,935

(1)	Computed by determining the market value per share of the shares acquired based on the difference between the closing market price of our common stock as reported by the NYSE MKT on the date of exercise and the exercise price of the options.

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Potential Payments Upon Termination or Change of Control

The employment agreements that we entered into with our named executive officers provide for certain payments in connection with a termination of employment.

Under our employment agreements with Mr. Cola, Dr. Leaman and Dr. Neil, we may terminate such officer’s employment immediately upon written notice in the event of death or disability, in which case he or his estate will be entitled to all wages and benefits earned through the effective date of termination, a pro-rated bonus for the year in which the termination date occurs, a lump sum payment equal to 100% of his annual base salary plus target bonus for the year in which the termination date occurs, continuing coverage under medical and dental plans for a period of up to 12 months after the termination date and immediate vesting of unvested stock options scheduled to vest within 12 months after the termination date (which options would remain exercisable through the earlier of the 24-month anniversary of the termination date or the original expiration date). If such officer terminates his employment for good reason (as defined in the agreement) or we terminate his employment without cause (as defined in the agreement), he will be entitled to all wages and benefits earned through the effective date of termination, a pro-rated bonus for the year in which the termination date occurs, a lump sum payment equal to 150% of his annual base salary plus 150% of his target bonus for the year in which the termination date occurs, continuing coverage under medical and dental plans for a period of up to 18 months after the termination date and immediate vesting of all unvested stock options (which options would remain exercisable through the earlier of the 24-month anniversary of the termination date or the original expiration date). If we terminate such officer’s employment for cause, he will only be entitled to wages and benefits earned through the effective date of termination, and all unvested stock options will expire and vested stock options will terminate and no longer be exercisable. Each such officer may terminate his employment voluntarily without good reason by giving at least 60 days’ prior written notice, in which case he will only be entitled to wages and benefits earned through the effective date of termination, and all unvested stock options will expire and vested stock options will remain exercisable for a period of 90 days after the termination date. Each such officer has agreed not to compete and not to solicit our employees, consultants, customers or suppliers during the period of his employment and for a period of 12 months following the termination of his employment.

The options granted to Mr. Cola, Dr. Leaman and Dr. Neil upon entering into employment with us in September 2013 will become fully exercisable in the event of a change of control that occurs on or before such officer’s termination of service.

Under our employment agreement with Ms. Bellin, either party may terminate the agreement without cause upon three months’ prior written notice to the other party. In the event we terminate the agreement, we may determine that Ms. Bellin’s employment cease immediately or at any time prior to the expiration of the notice period, and in such an event we will pay her an amount equal to the salary which would have been paid during the remainder of the notice period. If we terminate Ms. Bellin’s agreement for any reason other than her death or disability or for cause, we must continue to pay her an amount equal to her monthly salary, including insurance and social benefits, for a period of six months plus an additional month for each 12 months of employment after November 1, 2006. These severance amounts are in addition to severance fund payments mandated by Israeli law described above in the narrative accompanying the Summary Compensation Table. Ms. Bellin has agreed to a one-year post-termination covenant not to compete.

Under our employment agreements with Dr. Garovoy and Mr. Dellio, either party could terminate the employment agreement for any reason upon at least 30 days’ advance written notice to the other party. We could terminate such officer’s employment immediately upon written notice for cause or upon his death or disability, in which case he or his estate would have been paid all wages and benefits through the effective date of termination. If we terminated such officer’s employment without cause, we agreed to continue to pay his salary for a period of six months after the effective date of termination as severance. We exercised our right to voluntarily terminate the employment agreements of Dr. Garovoy and Mr. Dellio without cause effective December 31, 2013. Each such officer has agreed not to solicit our employees, consultants, customers or suppliers during the period of his employment and for a period of 12 months following the termination of his employment, as well as to continue to comply with provisions of his employment agreement regarding confidentiality and proprietary information and the disclosure and assignment of inventions. In consideration for each officer’s execution of a general release and waiver, we agreed to accelerate the vesting of such officer’s outstanding unvested stock options and to extend the expiration date of those options to December 31, 2014.

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In connection with his resignation as our President and Chief Executive Officer in September 2013, we entered into a separation agreement with Dr. Pearlman, which is described above under “Employment and Other Agreements with Named Executive Officers.”

Stock Incentive Plan

Except for the options granted to Mr. Cola, Dr. Leaman and Dr. Neil as an inducement material to entering into employment with us in September 2013, all of the options held by our named executive officers as of December 31, 2013 were granted under our Stock Incentive Plan, which we initially adopted in March 2006 and, with stockholder approval, subsequently amended in 2007, 2010, 2012 and 2013. The Stock Incentive Plan is administered by the Compensation Committee. Subject to the provisions of the Stock Incentive Plan, the Compensation Committee has full authority and discretion to take any actions it deems necessary or advisable for the administration of the Stock Incentive Plan.

Our Stock Incentive Plan provides that, unless otherwise stated in an award agreement, in the event of a change of control, all outstanding unvested options will be immediately and fully vested and exercisable, and all restrictions applicable to outstanding restricted stock awards will terminate fully, except under certain circumstances in which the relevant participant is associated with the party/ies gaining control of us.

An option holder will have the right to exercise any options held by him or her following the termination of his or her service during the option term, to the extent that the option was exercisable and vested at the date of termination of service:

•	if the termination of service was due to any reason other than death or disability — for the shorter of 90 days from the date of termination of service and the unexpired term of the option; or

•	if the termination of service was due to death or disability of the option holder — for the shorter of one year from the date of termination of service and the unexpired term of the option.

The Compensation Committee may, in its sole discretion, extend these periods. Unless otherwise determined by the Compensation Committee, to the extent that the right to exercise the option has not vested at the date of termination of service, the option will terminate when the option holder’s service terminates. Similarly, unvested awards of restricted stock will be forfeited and returned to us in the event of a termination of service occurring prior to the expiration of the vesting period for the award unless otherwise determined by the Compensation Committee.

For the purposes of the Stock Incentive Plan, termination of service means the termination of a person’s status as our employee or director or (where the person is not an employee or director of our company) the termination of the person’s business relationship with us.

Termination and Change of Control Payments

The following table includes estimated payments owed and benefits required to be provided to our named executive officers (other than Dr. Pearlman) under the employment agreements, option agreements and Stock Incentive Plan described above, exclusive of benefits available on a non-discriminatory basis generally, in each case assuming that the triggering event described in the table occurred on December 31, 2013. The amounts provided to Dr. Pearlman in connection with his resignation as our President and Chief Executive Officer in September 2013 are included in the Summary Compensation Table above.

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Name	Triggering Event	Cash Severance(1) ($)		Accelerated Vesting of Stock and Option Awards(2) ($)	Continuation of Medical and Dental Benefits(3) ($)	Total ($)
Michael F. Cola	Termination due to death or disability	765,000		1,106,250	24,191	1,895,441
	Termination for good reason or without cause	1,147,500		2,655,000	36,286	3,838,786
	Termination for cause	—		—	—	—
	Change of control	—		2,655,000	—	2,655,000
John H. Leaman	Termination due to death or disability	562,500		590,000	24,191	1,176,691
	Termination for good reason or without cause	843,750		1,416,000	36,286	2,296,036
	Termination for cause	—		—	—	—
	Change of control	—		1,416,000	—	1,416,000
Garry A. Neil	Termination due to death or disability	656,000		663,750	5,033	1,324,783
	Termination for good reason or without cause	984,000		1,593,000	7,549	2,584,549
	Termination for cause	—		—	—	—
	Change of control	—		1,593,000	—	1,593,000
Phyllis K. Bellin	Termination due to death or disability	—		—	—	—
	Termination without cause	253,106	(4)	—	—	253,106
	Termination for cause	—		—	—	—
	Change of control	—		57,000	—	57,000
Marvin R. Garovoy(5)	Termination due to death or disability	21,538		—	—	21,538
	Termination without cause	161,538		—	—	161,538
	Termination for cause	21,538		—	—	21,538
	Change of control	—		-0-	—	-0-
Clarence L. Dellio(6)	Termination due to death or disability	18,462		—	—	18,462
	Termination without cause	138,462		—	—	138,462
	Termination for cause	18,462		—	—	18,462
	Change of control	—		75,670	—	75,670

(1)	Includes accrued and unused vacation pay for Dr. Garovoy ($21,538) and Mr. Dellio ($18,462).

(2)	Per SEC rules, the value shown for each named executive officer is the aggregate spread between the closing market price of our common stock on the NYSE MKT of $5.99 per share on December 31, 2013 and the exercise price of the accelerated options, if less than $5.99. No value is assigned to accelerated options with exercise prices equal to or greater than $5.99 per share.

(3)	Represents the estimated cost of providing or paying for continuing medical and dental coverage for 12 months following termination due to death or disability, or 18 months following termination for good reason or without cause.

(4)	In addition to the severance payable under her employment agreement, Ms. Bellin is also entitled to receive the cumulative amount we have previously paid into her severance fund in accordance with Israeli law, which equaled $117,359 as of December 31, 2013.

(5)	We voluntarily terminated the employment of Dr. Garovoy without cause effective December 31, 2013. In addition to the cash severance amounts payable to Dr. Garovoy in the event of a termination without cause reflected in the table above, we agreed to accelerate the vesting of his outstanding unvested stock options and to extend the expiration date of those options to December 31, 2014. Because the exercise price per share of the accelerated options was greater than $5.99 per share (the closing market price of our common stock on the NYSE MKT on December 31, 2013), no value was assigned to the acceleration of those options.

(6)	We voluntarily terminated the employment of Mr. Dellio without cause effective December 31, 2013. In addition to the cash severance amounts payable to Mr. Dellio in the event of a termination without cause reflected in the table above, we agreed to accelerate the vesting of his outstanding unvested stock options and to extend the expiration date of those options to December 31, 2014. The value assigned to the acceleration of Mr. Dellio’s options (calculated as described in footnote (1) to this table) was $75,670.

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2013 Director Compensation

In 2013, our directors were compensated in accordance with a comprehensive compensation policy for directors recommended by the Compensation Committee, in consultation with its outside compensation consultant, and adopted by our Board in October 2012. Under this policy, annual compensation received by non-executive directors for fiscal 2013 was as follows:

Annual retainer	$15,000
Annual committee chair retainer	$5,000
Meeting fees	$1,500 – $2,500 per meeting	(1)
Annual restricted stock grant	7,000 shares	(2)
Annual option grant	15,000 shares	(3)

(1)	Varies based on location and type of meeting.

(2)	These grants of restricted stock vested in equal installments on January 3, 2013 and January 2, 2014.

(3)	These options have a 10-year term, vest in equal installments over three years and have an exercise price equal to the closing price on the date of issuance (January 2, 2013).

The following table provides director compensation information for the year ended December 31, 2013 for our directors who served as such at any time during that year (other than Mr. Cola and Dr. Pearlman, whose compensation is fully reflected in the Summary Compensation Table above).

Name	Fees Earned or Paid in Cash ($)	Stock Awards(*) ($)(1)	Option Awards(*) ($)		All Other Compensation ($)		Total ($)
Sol J. Barer	27,000	52,500	934,735	(2)	—		1,014,235
Eugene A. Bauer	—	—	188,750	(3)	90,000	(4)	278,750
Isaac Blech	26,000	52,500	255,485	(5)	—		333,985
Alastair Clemow	33,000	52,500	255,485	(6)	—		340,985
Wilbur H. Gantz(7)	3,125	—	734,100	(8)	—		737,225
Joseph J. Grano, Jr.(9)	20,375	—	774,900	(10)	—		795,275
Joel S. Kanter	33,000	52,500	255,485	(11)	—		340,985
Stephen D. McMurray	25,500	52,500	255,485	(12)	—		333,485

*	Amounts included in this column reflect the aggregate grant date fair value of awards granted in 2013 computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation of the awards reported in this column, please refer to Note 2(i) to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013.

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(1)	Amounts reported in this column represent the grant date fair value of 7,000 shares of restricted stock granted to the specified directors on January 2, 2013 under our Stock Incentive Plan, 3,500 of which vested on January 3, 2013 and 3,500 of which vested on January 2, 2014. As of December 31, 2013, each of Dr. Barer, Mr. Blech, Dr. Clemow, Mr. Kanter and Dr. McMurray held 3,500 shares of restricted stock, and Dr. Bauer held 28,571 shares of restricted stock.

(2)	Represents the grant date fair value of (i) options to purchase 15,000 shares of common stock granted on January 2, 2013 under our Stock Incentive Plan at an exercise price of $7.25 per share ($66,735), and (ii) options to purchase 400,000 shares of common stock granted on September 13, 2013 under our Stock Incentive Plan at an exercise price of $5.22 per share ($868,000). Such options have a 10-year term and vest in equal installments on the first three anniversaries of the grant date. As of December 31, 2013, Dr. Barer or affiliated trusts held options to purchase an aggregate of 1,315,000 shares of common stock.

(3)	Represents the grant date fair value of options to purchase 50,000 shares of common stock granted on November 11, 2013 under our Stock Incentive Plan at an exercise price of $6.70 per share. Such options have a 10-year term and vest in equal installments on the first three anniversaries of the grant date. As of December 31, 2013, Dr. Bauer held options to purchase an aggregate of 78,571 shares of common stock.

(4)	Represents annual consulting fee pursuant to Dr. Bauer’s consulting agreement. See “Consulting Agreement with Dr. Eugene Bauer” below.

(5)	Represents the grant date fair value of (i) options to purchase 15,000 shares of common stock granted on January 2, 2013 under our Stock Incentive Plan at an exercise price of $7.25 per share ($66,735), and (ii) options to purchase 50,000 shares of common stock granted on November 11, 2013 under our Stock Incentive Plan at an exercise price of $6.70 per share ($188,750). Such options have a 10-year term and vest in equal installments on the first three anniversaries of the grant date. As of December 31, 2013, Mr. Blech held options to purchase an aggregate of 99,068 shares of common stock.

(6)	Represents the grant date fair value of (i) options to purchase 15,000 shares of common stock granted on January 2, 2013 under our Stock Incentive Plan at an exercise price of $7.25 per share ($66,735), and (ii) options to purchase 50,000 shares of common stock granted on November 11, 2013 under our Stock Incentive Plan at an exercise price of $6.70 per share ($188,750). Such options have a 10-year term and vest in equal installments on the first three anniversaries of the grant date. As of December 31, 2013, Dr. Clemow held options to purchase an aggregate of 105,714 shares of common stock.

(7)	Mr. Gantz was elected as a director effective October 16, 2013.

(8)	Represents the grant date fair value of options to purchase 300,000 shares of common stock granted effective October 16, 2013 under our Stock Incentive Plan at an exercise price of $6.29 per share. These options were granted in connection with Mr. Gantz’s election as a director, have a 5-year term and vested with respect to 100,000 shares on the grant date and will vest with respect to the remaining 200,000 shares in equal installments on each of the first and second anniversaries of the grant date. As of December 31, 2013, Mr. Gantz held no other option awards.

(9)	Mr. Grano was elected as a director effective March 15, 2013.

(10)	Represents the grant date fair value of options to purchase 300,000 shares of common stock granted effective March 15, 2013 under our Stock Incentive Plan at an exercise price of $4.99 per share. These options were granted in connection with Mr. Grano’s election as a director, have a 5-year term and vested with respect to 100,000 shares on the grant date and will vest with respect to the remaining 200,000 shares in equal installments on each of the first and second anniversaries of the grant date. As of December 31, 2013, Mr. Grano held no other option awards.

(11)	Represents the grant date fair value of (i) options to purchase 15,000 shares of common stock granted on January 2, 2013 under our Stock Incentive Plan at an exercise price of $7.25 per share ($66,735), and (ii) options to purchase 50,000 shares of common stock granted on November 11, 2013 under our Stock Incentive Plan at an exercise price of $6.70 per share ($188,750). Such options have a 10-year term and vest in equal installments on the first three anniversaries of the grant date. As of December 31, 2013, Mr. Kanter held options to purchase an aggregate of 117,142 shares of common stock.

(12)	Represents the grant date fair value of (i) options to purchase 15,000 shares of common stock granted on January 2, 2013 under our Stock Incentive Plan at an exercise price of $7.25 per share ($66,735), and (ii) options to purchase 50,000 shares of common stock granted on November 11, 2013 under our Stock Incentive Plan at an exercise price of $6.70 per share ($188,750). Such options have a 10-year term and vest in equal installments on the first three anniversaries of the grant date. As of December 31, 2013, Dr. McMurray or affiliated trusts held options to purchase an aggregate of 121,428 shares of common stock.

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Consulting Agreement with Dr. Eugene Bauer

We entered into a consulting agreement in October 2010 with Dr. Bauer under which he provides financial, strategic, business development, investor relations and clinical and regulatory consulting services to us. The consulting agreement currently provides for an annual consulting fee of $90,000. In addition, we issued to him 57,142 shares of restricted common stock in October 2010. The restrictions on such common stock lapsed with respect to 25% of the shares in each of October 2012 and October 2013, and will lapse with respect to the remaining 50% in October 2014. We do not provide any bonus, profit sharing, insurance, health or similar benefits to Dr. Bauer, although we have agreed to reimburse his reasonable business expenses.

Indemnification of Officers and Directors

Our amended and restated certificate of incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the General Corporation Law of the State of Delaware, which we refer to as the DGCL. Our amended and restated certificate of incorporation provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty or other duty as a director. However, these provisions do not eliminate or limit the liability of any of our directors for any of the following:

•	Any transaction from which the director derived an improper personal benefit;

•	Acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or

•	Voting or assenting to unlawful payments of dividends or other distributions.

Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect to any act or failure to act, or any cause of action, suit or claim that would accrue or arise prior to any amendment or repeal or adoption of an inconsistent provision. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited in accordance with the DGCL.

In addition, our amended and restated certificate of incorporation provides that we must indemnify our directors and officers and we must advance expenses, including attorneys’ fees, to our directors and officers in connection with legal proceedings, subject to very limited exceptions.

We maintain directors and officers liability insurance coverage for the benefit of our directors and officers. Such insurance is generally designed to respond to claims against company officers and directors alleging breach of duty. Subject to their terms, conditions, and exclusions, these policies respond to civil and criminal matters, including securities-related matters. Our company’s program structure consists of “standard” coverage, as well as “A-side difference in conditions” coverage. Standard coverage includes coverage for non-indemnifiable claims against individuals (“A-side claims”), indemnifiable claims against individuals (“B-side claims”), and securities claims (including securities claims against the corporate entity) (“C-side claims”). The separate A-side difference in conditions coverage responds only for non-indemnifiable claims. Subject to its terms, conditions, and exclusions, the A-side coverage responds when the underlying standard coverage fails to respond in certain situations. We believe our coverage is consistent with industry standards.

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Equity Compensation Plan Information

The following table provides information as of December 31, 2013 regarding the common stock that may be issued as stock grants or upon exercise of options, warrants and rights under all of our equity compensation plans, including individual compensation arrangements.

Plan Category	Number of Shares to Be Issued Upon Exercise of Outstanding Options and Warrants(1)		Weighted Average Exercise Price of Outstanding Options and Warrants	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	3,451,239	(2)	$4.58	1,094,145
Equity compensation plans not approved by security holders	4,494,478	(3)	5.75	—
Total	7,945,717		$5.24	1,094,145

(1)	The number of shares is subject to adjustment in the event of stock splits and other similar events.

(2)	Consists of (i) 2,546,049 options awarded under the Stock Incentive Plan, and (ii) 905,190 warrants issued in 2006 in connection with a recapitalization of our company, all of which are currently exercisable, have an exercise price of $2.49 per share and will expire on March 31, 2016.

(3)	Consists of:

(i)	An inducement award of 900,000 options granted outside of the Stock Incentive Plan to Dr. Barer in June 2012 having an exercise price of $10.80 per share and expiring on June 29, 2017. 600,000 of these options were exercisable as of December 31, 2013 and the remaining 300,000 options will vest on June 30, 2014;

(ii)	Inducement awards granted in September 2013 outside of the Stock Incentive Plan to Mr. Cola (1,500,000 options), Dr. Leaman (800,000 options) and Dr. Neil (900,000 options), each as further described in the Outstanding Equity Awards at 2013 Fiscal Year-End table above; and

(iii)	Warrants to purchase an aggregate of 394,478 shares of common stock issued as compensation to consultants, as further described in Note 7 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013.

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PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of February 25, 2014 by the following:

•	Each of our directors and named executive officers;

•	All of our directors and currently-serving executive officers as a group; and

•	Each person or group of affiliated persons, known to us to beneficially own 5% or more of our outstanding common stock.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Unless otherwise indicated, the stockholders listed in the table have sole voting and investment power with respect to the shares indicated.

For purposes of the table below, we treat shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days after February 25, 2014 to be outstanding and to be beneficially owned by the person holding the options or warrants for the purpose of computing the percentage ownership of the person, but we do not treat the shares as outstanding for the purpose of computing the percentage ownership of any other stockholder.

Except as otherwise set forth below, the address of each of the persons or entities listed in the table is c/o Medgenics, Inc., 435 Devon Park Drive, Building 700, Wayne, Pennsylvania 19087.

	Shares Beneficially Owned
Name	Number	Percentage**

Named Executive Officers and Directors:

Sol J. Barer(1)	724,000	3.7%
Eugene A. Bauer(2)	224,445	1.2%
Phyllis K. Bellin(3)	65,664	*
Isaac Blech(4)	2,930,896	14.7%
Alastair Clemow(5)	66,214	*
Michael F. Cola	—	—
Clarence L. Dellio(6)	26,500	*
Wilbur H. Gantz(7)	107,000	*
Marvin R. Garovoy(8)	20,000	*
Joseph J. Grano, Jr.(9)	207,000	1.1%
Joel S. Kanter(10)	292,856	1.6%
John H. Leaman	—	—
Stephen D. McMurray(11)	150,907	*
Garry A. Neil	—	—
Andrew L. Pearlman(12)	1,087,175	5.5%
All directors and currently-serving executive officers as a group (13 persons)(13)	5,856,157	26.4%

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	Shares Beneficially Owned
Name	Number	Percentage**

5% Stockholders:
ACNYC LLC(14) Andrew Cader 70 Meeting House Road Mount Kisco, New York 10549	1,626,864	8.4%

*	Represents less than 1%.

**	Percentages calculated in accordance with SEC rules and based upon 18,714,675 shares of common stock outstanding as of February 25, 2014.

(1)	Consists of:

(i)	115,500 shares of common stock, 3,500 shares of restricted stock which will vest on January 2, 2015 and 5,000 options having an exercise price of $7.25 per share expiring on January 2, 2023 held directly by Dr. Barer;

(ii)	300,000 options having an exercise price of $10.80 per share expiring on June 29, 2017 held by the Sol J. Barer 2013 Grantor Retained Annuity Trust III, of which Dr. Barer is the sole trustee and annuitant; and

(iii)	300,000 options having an exercise price of $10.80 per share expiring on June 29, 2017 held by the Meryl Barer 2013 Grantor Retained Annuity Trust III, of which Meryl Barer, Dr. Barer’s wife, is the sole trustee and annuitant.

(2)	Includes 28,571 shares of restricted stock which will vest on October 18, 2014 and 28,571 options having an exercise price of $8.19 per share expiring on September 14, 2020.

(3)	Includes 55,000 options having an exercise price of $3.14 per share expiring on December 9, 2021.

(4)	Consists of:

(i)	17,500 shares of common stock, 3,500 shares of restricted stock which will vest on January 2, 2015, 19,068 options having an exercise price of $6.65 per share expiring on December 10, 2020, 10,000 options having an exercise price of $2.66 per share expiring on January 3, 2022 and 5,000 options having an exercise price of $7.25 per share expiring on January 2, 2023 held directly by Mr. Blech;

(ii)	400,000 shares of common stock and warrants to purchase 400,000 shares having an exercise price of $6.00 per share expiring on April 12, 2016 held by Liberty Charitable Remainder Trust FBO Isaac Blech UAD 1/9/87 (the “Liberty Trust”);

(iii)	400,000 shares of common stock and warrants to purchase 400,000 shares having an exercise price of $6.00 per share expiring on April 12, 2016 held by West Charitable Remainder Unitrust (the “West Trust”); and

(iv)	845,471 shares of common stock, warrants to purchase 230,357 shares having an exercise price of $4.54 per share expiring on September 22, 2015 and 200,000 warrants having an exercise price of $6.00 per share expiring on April 12, 2016 held by River Charitable Remainder Unitrust f/b/o Isaac Blech (the “River Trust”).

Mr. Blech is the sole trustee of each of the Liberty Trust, the West Trust and the River Trust (collectively, the “Trusts”), and, as such, has sole voting and dispositive power over the securities held by the Trusts. Mr. Blech disclaims beneficial ownership of the securities held by the Trusts. The address of the Trusts is 75 Rockefeller Plaza, 29th Floor, New York, New York 10019.

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(5)	Includes 3,500 shares of restricted stock which will vest on January 2, 2015, 12,857 options having an exercise price of $8.19 per share expiring on September 13, 2020, 12,857 options having an exercise price of $6.55 per share expiring on January 11, 2021, 10,000 options having an exercise price of $2.66 per share expiring on January 3, 2022 and 5,000 options having an exercise price of $7.25 per share expiring on January 2, 2023.

(6)	Includes 24,000 options having an exercise price of $3.64 per share expiring on December 31, 2014.

(7)	Includes 3,500 shares of restricted stock which will vest on January 2, 2015 and 100,000 options having an exercise price of $6.29 per share expiring on October 16, 2018.

(8)	Consists of 20,000 options having an exercise price of $14.50 per share expiring on December 31, 2014.

(9)	Includes 3,500 shares of restricted stock which will vest on January 2, 2015 and 200,000 options having an exercise price of $4.99 per share expiring on March 15, 2018.

(10)	Consists of:

(i)	116,304 shares of common stock, 3,500 shares of restricted stock which will vest on January 2, 2015, 28,571 options having an exercise price of $8.19 per share expiring on September 14, 2020, 8,571 options having an exercise price of $6.55 per share expiring on January 11, 2021, 10,000 options having an exercise price of $2.66 per share expiring on January 3, 2022 and 5,000 options having an exercise price of $7.25 per share expiring on January 2, 2023 held directly by Mr. Kanter;

(ii)	Securities held by the Kanter Family Foundation (“KFF”), an Illinois not-for-profit corporation of which Mr. Kanter is the President and is a Director and over which he exercises sole voting and investment control, but he disclaims any and all beneficial ownership of securities owned by such entity. Securities beneficially owned by KFF consist of 106,889 shares of common stock, warrants to purchase 10,714 shares having an exercise price of $4.54 per share expiring on September 22, 2015 and warrants to purchase 1,932 shares having an exercise price of $4.99 per share expiring on April 12, 2016; and

(iii)	1,375 shares of common stock held by Windy City, Inc., a closely-held corporation of which Mr. Kanter is the President and is a Director and over which he exercises sole voting and investment control, but he disclaims any and all beneficial ownership of securities owned by such entity.

(11)	Consists of:

(i)	90,335 shares of common stock and 3,500 shares of restricted stock which will vest on January 2, 2015 held directly by Dr. McMurray; and

(ii)	Warrants to purchase 644 shares having an exercise price of $4.99 per share expiring on April 12, 2016, 28,571 options having an exercise price of $8.19 per share expiring on September 14, 2020, 12,857 options having an exercise price of $6.55 per share expiring on January 11, 2021, 10,000 options having an exercise price of $2.66 per share expiring on January 3, 2022 and 5,000 options having an exercise price of $7.25 per share expiring on January 2, 2023 held by the Stephen and Barbara McMurray Family Trust U/A/D April 4, 2013, of which Dr. McMurray and his wife are the trustees and beneficiaries.

(12)	Consists of:

(i)	37,062 shares of common stock, 3,500 shares of restricted stock which will vest on January 2, 2015, 45,800 options having an exercise price of $3.14 per share expiring on September 13, 2014, 92,006 options having an exercise price of $2.49 per share expiring on September 13, 2014 and warrants to purchase 705,190 shares having an exercise price of $2.49 per share expiring on March 31, 2016 held directly by Dr. Pearlman;

(ii)	94 shares of common stock held by Dr. Pearlman’s wife;

(iii)	Warrants to purchase 150,000 shares having an exercise price of $2.49 per share expiring on March 31, 2016 held by the Pearlman Family Trust U/A/D February 14, 2011, Andrew Pearlman and Debbie Pearlman, as Trustees, for the benefit of Dr. Pearlman’s children;

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(iv)	Warrants to purchase 27,050 shares having an exercise price of $2.49 per share expiring on March 31, 2016 held by the Pearlman Friends and Family Trust U/A/D February 14, 2011, Andrew Pearlman and Debbie Pearlman, as Trustees, for the benefit of Dr. Pearlman’s family and friends; and

(v)	1,719 shares of common stock and warrants to purchase 35,922 shares having an exercise price of $0.0002 per share expiring on March 31, 2016 held by ADP Holdings LLC, an entity controlled by Dr. Pearlman.

(13)	Footnotes (1) through (5), (7), and (9) through (12) are incorporated herein.

(14)	Information based on a Schedule 13G (Amendment No. 3) filed with the SEC on February 14, 2014 by ACNYC LLC and Andrew Cader. As reported in the Schedule 13G, ACNYC LLC and Mr. Cader share voting and dispositive power over 902,782 shares of common stock plus warrants to purchase up to 724,081.57 additional shares of common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Forms 3, 4 and 5 they file. Based solely on a review of the copies of such forms in our possession and on written representations from reporting persons, we believe that during 2013 all of our officers and directors filed the required reports on a timely basis under Section 16(a) except as set forth below.

Forms 4 reporting the grant of restricted stock and options on January 2, 2013 to each of Dr. Barer, Mr. Blech, Dr. Clemow, Mr. Kanter and Dr. McMurray were filed late on January 10, 2013.

A Form 4 reporting the gift of options by Dr. Barer to a grantor retained annuity trust of which Dr. Barer’s wife is the sole trustee and annuitant on August 9, 2012 was filed late on October 1, 2013.

Certain Relationships and Related Transactions

Review and approval of related party transactions has been delegated by the Board of Directors to the Audit Committee. The Audit Committee reviews and approves all transactions that are required to be reported pursuant to Item 404(a) of Regulation S-K. Currently, we are not a party to any transaction that would require disclosure pursuant to Item 404(a) of Regulation S-K.

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PROPOSAL 2: APPROVAL OF THE CANCELLATION OF ADMISSION OF OUR
COMMON STOCK TO TRADING ON THE AIM MARKET

Our common stock has been listed on the London Stock Exchange’s Alternative Investment Market, or AIM, since December 2007. At the time, we could not satisfy many of the listing requirements of the larger U.S. or foreign exchanges and automated dealer quotation systems. Unlike certain other U.S. and foreign exchanges, the AIM Rules for Companies do not require companies to maintain a minimum number of publicly traded shares outstanding at any given time, nor do they require companies to maintain a minimum market capitalization. We sought admission to the public market during the early stages of our development by listing shares of our common stock on AIM.

In April 2011, we completed the initial public offering of our common stock in the United States. At that time, our common stock also became listed on the NYSE MKT (previously known as the NYSE Amex).

Our Board of Directors unanimously considers the cancellation of admission of our common stock to trading on AIM to be in the best interests of our company and its stockholders as a whole, and we seek your approval for this action. The rationale behind the proposed cancellation of admission of our common stock to trading on AIM is described below.

Reasons for the Cancellation of Admission to AIM

Our Board of Directors has identified the following reasons for the proposed cancellation, which it considers to be in the long-term best interests of our company:

The high costs of maintaining our AIM listing. We estimate that the annual costs of maintaining a listing on AIM exceed $250,000, and these costs are in addition to the similarly high costs of U.S. securities regulatory and other requirements for maintaining a listing in the United States.

Trading on AIM has been limited. The trading of our common stock on AIM has been very limited. A diminishing percentage of the total number of shares of our outstanding common stock is listed on AIM, decreasing from 24% at the end of 2012 to 17% as of February 21, 2014. In addition, based upon information available to us, the trading volume of shares of our common stock on AIM averaged less than 1,400 shares per day in 2013, compared to approximately 65,700 shares per day on the NYSE MKT. We believe that these numbers indicate that an effective market has not been created on AIM for the trading of our common stock.

The need to maintain appropriate liquidity of our common stock. With the listing of our common stock on the NYSE MKT, our Board of Directors is concerned that there may not be enough liquidity for our shares to support trading on two exchanges. The Board of Directors believes it is in the best interests of our company and its stockholders to consolidate the trading of our common stock onto one exchange.

The operational and legal difficulties of being subject to two different regulatory regimes in two different countries, in order to maintain listings on both AIM and the NYSE MKT. We currently are required to comply with the regulatory, reporting and corporate governance requirements of two exchanges, whose requirements are sometimes different and/or inconsistent. In addition, our auditors are required to review our financial statements from the perspective of both the SEC and AIM, and we must make filings both with the SEC and on AIM relating to financial statements and other matters. The Board of Directors believes that it is in the best interests of our company and its stockholders to remove the requirement of compliance with two different regulatory regimes, and that compliance with the requirements of the SEC and the NYSE MKT would continue to provide our stockholders with appropriate protections with respect to regulatory, reporting and corporate governance matters.

The management time taken up with our AIM listing. We currently have a very small management team, and this small team is managing multiple programs both in the United States and outside the United States for the development and regulatory approval of our Biopump Platform Technology. The ongoing regulatory requirements associated with our securities listings in two countries are diverting management time and attention which could more usefully be deployed on our operations.

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Access to capital. We believe that accessing additional capital will likely be more efficient on a U.S. exchange, or through private offerings, than on AIM.

Effects of the Cancellation of Admission to AIM

If the proposal for cancellation of our admission to AIM is approved by our stockholders, the last day of trading of our common stock on AIM is expected to be April 15, 2014, with the cancellation of admission to trading on AIM becoming effective from 7:00 a.m. (London time) on April 16, 2014. Following the cancellation, there will be no market facility in the United Kingdom for dealing in our common stock or depository interests derived from our common stock. Stockholders and current holders of depository interests wishing to publicly trade their shares will need to do so through the NYSE MKT.

Following the cancellation of our admission to AIM, we would continue to be subject to the SEC’s reporting obligations, and we intend to maintain the listing of our common stock on the NYSE MKT. We intend to continue to keep stockholders informed of our financial and operational performance through our required filings with the SEC, as well as updates in press releases and on our website at http://www.medgenics.com.

Following the cancellation of our admission to AIM, all shares of our common stock that are entered on the register maintained by Capita Registrars in Jersey will be placed on our U.S. share register. In addition, the CREST depository interest facility will be terminated following cancellation of our admission to trading on AIM; the shares held in such facility will be withdrawn, re-materialised and placed on the Jersey register, following which they will be transferred to our U.S. share register; and the ISIN for the securities previously held in the CREST system will be disabled and expire. Either Capita Registrars or Corporate Stock Transfer, our U.S. transfer agent and registrar, will send out transmittal letters to all stockholders whose shares were previously entered on the share register maintained by Capita Registrars and all holders of depository interests in CREST providing them with further information regarding the transfer of their shares to our U.S. share register. Any questions regarding the handing in of stock certificates or how to electronically deposit shares can be directed to our U.S. transfer agent and registrar, Corporate Stock Transfer, at +1 (303) 282-4800. Corporate Stock Transfer, or a brokerage firm of your choosing, will be able to further provide you with instructions regarding the process of trading your shares in the United States.

Vote Required

The AIM Rules for Companies provide that the affirmative vote at a general meeting of the company of at least 75% of the votes cast will be required for approval of the cancellation. Accordingly, assuming a quorum is present, the approval of the cancellation of the admission of our common stock to trading on AIM requires the affirmative vote of at least 75% of the votes cast, in person or by proxy, at the annual meeting. Abstentions will have no effect on this proposal, but will be counted when determining whether there is a quorum present. In the absence of your voting instructions, your broker may not vote your shares in its discretion with respect to the approval of the cancellation of the admission of our common stock to trading on AIM.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THIS PROPOSAL UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN.

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PROPOSAL 3: APPROVAL OF AN AMENDMENT TO OUR STOCK INCENTIVE PLAN

Our Stock Incentive Plan was initially adopted in March 2006 and, with stockholder approval, subsequently amended in 2007, 2010, 2012 and 2013. Following the most recent amendment, up to 4,178,571 shares of our common stock (subject to adjustment in the event of further stock splits and other similar events) are currently authorized to be issued pursuant to options and other equity awards granted under the Stock Incentive Plan, 3,464,401 shares of which have been issued or have been allocated to be issued as of February 25, 2014 and 714,170 shares remain available for future issuance as of February 25, 2014.

Our ability to grant equity awards is a necessary and powerful tool for recruitment and retention of valuable employees. We have strived to use our equity plan resources effectively and maintain an appropriate balance between stockholder interests and the ability to attract, retain and reward employees, officers, directors, advisors and consultants who are vital to our long-term success. However, we believe there are insufficient shares remaining under our Stock Incentive Plan to meet our current and projected needs, absent the expiration or cancellation of currently outstanding equity awards. Accordingly, on February 11, 2014, our Board of Directors unanimously approved an amendment to our Stock Incentive Plan, subject to stockholder approval, under which the maximum number of shares of common stock authorized to be issued under the Stock Incentive Plan is increased by 2,000,000 shares, from 4,178,571 shares to 6,178,571 shares. We are requesting stockholder approval of the amendment to the Stock Incentive Plan with an increased aggregate share limit so that we can continue to utilize the Stock Incentive Plan as an effective tool to attract, retain and motivate high-quality employees, officers, directors, advisors and consultants, especially in light of the increased growth of our business activities. Our Compensation Committee sought advice from Radford, its outside consultant, regarding the appropriate size of our equity plan and determined that the increase described in this proposal was within the industry standards and consistent with other companies comparable to us in terms of stage of development. Our Board believes the ability to grant stock options and other equity awards provides us with a powerful and necessary mechanism to attract and retain directors, officers and other valuable employees, especially in light of our limited cash resources.

The full text of the proposed amendment to the Stock Incentive Plan is set forth in Appendix A to this proxy statement.

Summary of the Stock Incentive Plan

We initially adopted the Stock Incentive Plan in March 2006 and, with stockholder approval, subsequently amended it in 2007, 2010, 2012 and 2013. The following is a summary of its principal terms, subject to stockholder approval of the proposed amendment:

Purpose

The purpose of the Stock Incentive Plan is to provide us with the means to offer incentives to our employees, directors and consultants in order to attract, retain and motivate them by allowing them to share in the benefits of future growth in our value through the acquisition of common stock. These incentives may constitute incentive stock options (each an “ISO”), nonqualified stock options (each an “NSO”), stock appreciation rights (each an “SAR”), restricted share awards, share unit awards or other forms of share-based incentives. Awards under the Stock Incentive Plan are intended to be exempt from the securities qualification requirements of U.S. securities laws.

Administration

The Stock Incentive Plan is administered by the Compensation Committee of the Board (the “Committee”). Subject to the provisions of the Stock Incentive Plan, the Committee has full authority and discretion to take any actions it deems necessary or advisable for the administration of the Stock Incentive Plan.

Eligibility

Only employees of our company selected for the receipt of awards under the Stock Incentive Plan are eligible for the grant of ISOs. Only employees, directors and consultants to our company selected for the receipt of awards under the Stock Incentive Plan are eligible for the grant of NSOs or the award or sale of common stock.

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Common stock available under the Stock Incentive Plan

The maximum aggregate number of shares of our common stock reserved and available for issuance under the Stock Incentive Plan is currently 4,178,571 shares (which number includes shares previously issued under the Stock Incentive Plan or issuable pursuant to awards previously granted under the Stock Incentive Plan). The proposed amendment to the Stock Incentive Plan, if approved by our stockholders, will increase the number of shares of common stock reserved and available for issuance under the Stock Incentive Plan by 2,000,000 shares to an aggregate of 6,178,571 shares (all of which may be issued as ISOs). For so long as our common stock is admitted to trading on AIM or the Official List, we may not issue awards under the Stock Incentive Plan for a number of shares that (excluding all options granted prior to December 4, 2007, the date of our admission trading on AIM) in aggregate exceeds 12% of the number of shares outstanding on the relevant date of grant. To the extent that any shares covered by an award under the Stock Incentive Plan are not delivered for any reason, including because the award is forfeited, cancelled or settled in cash, or shares are withheld to satisfy tax withholding requirements, the shares will not be deemed to have been issued for purposes of determining the maximum number of shares available for issuance under the Stock Incentive Plan. For SARs that are settled in shares, only the actual shares delivered will be counted for purposes of these limitations. If any option granted under the Stock Incentive Plan is exercised by tendering shares, only the number of shares issued net of the shares tendered will be counted for purposes of these limitations. If the withholding tax liabilities arising from an award under the Stock Incentive Plan are satisfied by the tendering of shares of our common stock to us or by the withholding of shares by us, such shares will not be deemed to have been issued for purposes of determining the maximum number of shares available for issuance under the Stock Incentive Plan.

The following additional limits apply to awards under the Stock Incentive Plan:

(a) the maximum number of shares that may be covered by options or SARs that are intended to be “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) that are granted to any one participant during any calendar year is 300,000 shares;

(b) the maximum number of shares that may be covered by stock awards that are intended to be “performance-based compensation” under Code Section 162(m) that are granted to any one participant during any calendar year is 300,000 shares; and

(c) the maximum amount of cash-settled stock awards that are intended to be “performance-based compensation” under Code Section 162(m) payable to any one participant with respect to any calendar year is $300,000.

No awards may be granted under the Stock Incentive Plan after March 5, 2022, or after termination of the Stock Incentive Plan by action of our Board of Directors, whichever occurs sooner.

Award agreements and restrictions on transferability

Each award or sale of shares of our common stock under the Stock Incentive Plan must be evidenced by an award agreement between us and the recipient, though signature by the recipient may not always be required. Except as may be expressly stated in an award agreement, the rights awarded under the Stock Incentive Plan are non-transferable other than by will or the intestacy laws applying to the estate of a deceased award holder.

Stock options

Award agreements

The award agreement must specify the number of shares of our common stock that are subject to the option and whether the option is intended to be an ISO or an NSO.

Conditions

An award agreement may contain conditions or restrictions as determined by the Committee at the time of grant.

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Exercise price

The exercise price per share of an option may not be less than the fair market value of a share on the grant date of the option. If the option holder holds more than 10% of the combined voting power of all classes of our shares at the date of grant (a “materially interested participant”), the exercise price per share of an ISO must be at least 110% of fair market value. Subject to the foregoing, the exercise price under any option is determined by the Committee.

Term

The term of an option may in no event exceed 10 years from the date of grant. The term of an ISO granted to a materially interested participant may not exceed five years from the date of grant. Subject to the foregoing, the Committee in its sole discretion determines the term of options.

Rights of exercise on termination of service

The option holder will have the right to exercise any options held by him or her following the termination of his or her service during the option term, to the extent that the option was exercisable and vested at the date of termination of service:

(a) if the termination of service was due to any reason other than death or disability – for the shorter of 90 days from the date of termination of service and the unexpired term of the option;

(b) if the termination of service was due to death or disability of the option holder – for the shorter of one year from the date of termination of service and the unexpired term of the option;

unless the Committee, in its sole discretion, extends such periods.

To the extent that the right to exercise the option has not vested at the date of termination of service, the option will terminate when the option holder’s service terminates.

For the purposes of the Stock Incentive Plan, termination of service means the termination of a person’s status as an employee or director of our company or (where the person is not an employee or director of our company) the termination of the person’s business relationship with us.

Rights in respect of common stock

An option holder or a transferee of an option will have no rights as a stockholder with respect to any common stock covered by the option until such person becomes the holder of record of such shares of common stock.

Exercise

Options are to be exercised under the procedures established or approved by the Committee from time to time. The exercise price payable on exercise of an option is to be paid in full in cash or by such other means as the Committee may permit, including by personal, certified or cashiers’ check, in shares of our common stock (valued at fair market value as of the day of exercise) either via attestation or actual delivery, by net exercise, by other property deemed acceptable by the Committee or by irrevocably authorizing a third party to sell shares of our common stock and remit a sufficient portion of the proceeds to our company to satisfy the exercise price (sometimes referred to as a “cashless exercise”) or in any combination of the foregoing methods deemed acceptable by the Committee. In a net exercise, the person exercising the option does not pay any cash and the net number of shares received will be equal in value to the number of shares as to which the option is being exercised, multiplied by a fraction, the numerator of which is the fair market value less the exercise price, and the denominator of which is fair market value. The value attributable to common stock transferred to us in such fashion is determined by reference to the fair market value of a share of common stock at the date of exercise of the option.

Early exercise

The Committee may permit, at its sole discretion, the exercise of any option prior to the time when the option would otherwise have become exercisable under the relative award agreement.

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Further, an award agreement may provide for the option holder to exercise the option, in whole or in part, prior to the date when the option becomes fully vested. This may either be stipulated at the time of grant or as subsequently amended. In the event of any early exercise of an option, we will have the right to repurchase the common stock that had been so acquired by the option holder on terms specified by the Committee. Further, in such circumstances, the Committee will determine the time and/or event that shall cause such repurchase right to terminate and the common stock to vest fully in the option holder.

Stock appreciation rights

The Stock Incentive Plan also allows the Committee to grant SARs to eligible participants in the Stock Incentive Plan. SARs may be granted either independently or in tandem with or by reference to options granted prior to or simultaneously with the grant of SARs to the same participant. Where granted in tandem or by reference to a related option, the participant may elect to either exercise the option or the SARs (but not both). Upon exercise of an SAR, the participant is entitled to receive an amount equal to the excess (if any) of the fair market value of a share of common stock on the date of exercise over the amount of the exercise price for such SAR stipulated in the award agreement. The exercise price of an SAR may not be less than the fair market value of a share on the grant date of the SAR.

Any payment which may become due from us following exercise of an SAR may be paid (at the election of the Committee) to the participant either in cash and/or through the issuance of shares of common stock. Where any shares are to be issued in satisfaction of the payment due to the participant, the number of shares of common stock will be determined by dividing the amount of the payment entitlement by the fair market value of a share of common stock on the exercise date.

The provisions as to the ability to impose conditions to exercise on grant, the duration of the SARs, the exercise procedures (including upon termination of service) and the procedure for early exercise that apply to options granted under the Stock Incentive Plan generally apply in the same fashion to SARs.

Restricted stock awards

The Committee may grant to any person eligible under the Stock Incentive Plan an award of a number of shares of our common stock, subject to terms, conditions and restrictions as determined by the Committee. Until lapse or release of all forfeiture restrictions applicable to a restricted stock award, either the stock certificates representing the same may be retained by or on behalf of us or, if the certificate for the same bears a restrictive legend, can be held by the participant.

The recipient of a restricted stock award will have all the rights associated with ownership of a share of our common stock, including the right to receive dividends and to vote, except that any common stock or other securities distributed as a dividend or otherwise as a right associated with ownership of common stock which are subject to a restriction which has not yet lapsed, will be subject to the same restrictions as such restricted common stock.

Common stock which is subject to a restricted stock award may not be assigned, transferred or otherwise dealt with prior to the lapse of the restrictions applicable to such shares.

Upon expiration or termination of the forfeiture restrictions and the release or satisfaction of any other conditions applying to the restricted stock award, the restricted status of the shares of common stock will cease and the shares of common stock will be delivered to the relevant restricted stock award holder free of the restrictions imposed under the restricted stock awards. All rights of a restricted stock award holder will cease and terminate in the event of a termination of service occurring prior to the expiration of the forfeiture period applicable to the award and satisfaction of all other applicable conditions.

The forfeiture period and/or any conditions set out in the restricted stock award may be waived by the Committee in its absolute discretion.

Change of control

Unless provided otherwise in an award agreement, as of a change of control of Medgenics, all outstanding options and SARs under the Stock Incentive Plan will immediately vest and become exercisable and all outstanding restricted shares under the Stock Incentive Plan will immediately vest. The change of control provisions contained in the Stock Incentive Plan generally do not apply if the relevant participant is associated with the party/ies gaining control of us, to the extent prescribed by the Stock Incentive Plan.

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Other share-based awards

Other share-based awards, consisting of share purchase rights, restricted stock unit awards, awards of common stock or awards valued in whole or in part by reference to or otherwise based on our common stock, may be granted either alone or in addition to or in conjunction with other awards under the Stock Incentive Plan. The terms of any such award will be determined in the sole discretion of the Committee.

Unless otherwise determined in the relative award agreement, such other share-based awards will be subject to the following:

(a) no sale, assignment, transfer, pledging or other dealing with the relevant common stock may be undertaken until the applicable restriction, performance condition or other deferral period has lapsed; and

(b) the recipient of the award will be entitled to receive interest, dividends or dividend equivalents with respect to the underlying shares of common stock or other securities covered by the award.

If the vesting of the award is conditional upon achievement of certain performance measurements and a change of control occurs in relation to us then:

(i) if the actual level of performance, determined by reference to the performance measurement specified in the award agreement, is less than 50% at the time of the change of control, then the award will become vested and exercisable in respect of a proportion of the award where the numerator is equal to the percentage of attainment and the denominator is 50%; and

(ii) if the actual level of performance, determined by reference to the performance measurement specified in the award agreement, is at least 50% at the time of the change of control, then such award will become fully vested and exercisable.

Adjustments to reflect capital changes

The number and kind of shares subject to outstanding awards, the exercise price for such shares and the number and kind of shares available for awards to be granted under the Stock Incentive Plan will automatically be adjusted to reflect any share dividend, sub-division, consolidation, exchange of shares, merger or other change in capitalization with a similar substantive effect upon the Stock Incentive Plan or the awards granted under the Stock Incentive Plan. The Committee will have the power and sole discretion to determine the amount of the adjustment to be made in each case. If we enter into a merger, outstanding awards will be subject to the terms of the merger agreement or applicable reorganization arrangements and may give rise to the substitution of new awards for awards received under the Stock Incentive Plan, acceleration of vesting or expiration or settlement in cash or cash equivalents.

Amendment and termination of the Stock Incentive Plan

Amendment

The Committee may amend the Stock Incentive Plan at any time and for any reason, except that no amendment may, without the consent of the participant, materially adversely affect the rights of a participant under an award. Moreover, in general, no amendment of the Stock Incentive Plan may (a) materially increase the benefits accruing to participants, (b) materially increase the aggregate number of securities that may be issued, or (c) materially modify the requirements for participation, unless such amendment is approved by a majority of votes cast by the stockholders of our company in accordance with applicable stock exchange rules. Notwithstanding the foregoing, the Committee may amend the Stock Incentive Plan as deemed necessary or advisable for the purpose of conforming the Plan or an award to any applicable law. Further, if any award under the Stock Incentive Plan would be considered “deferred compensation” under Code Section 409A, the Committee may unilaterally amend the Stock Incentive Plan or the applicable award agreement, without the consent of the participant, to avoid the application of, or to maintain compliance with, Code Section 409A.

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Termination

The Committee may terminate the Stock Incentive Plan at any time and for any reason, except that no such termination may, without the consent of the participant, materially adversely affect the rights of a participant under an award.

No repricing

In general, no adjustment or reduction of the exercise price of any outstanding option or SAR in the event of a decline in our common stock price is permitted without approval by the stockholders of our company.

Clawback policy

All awards, amounts and benefits received under the Stock Incentive Plan will be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of any applicable company clawback policy or any applicable law.

$1 million limit

Code Section 162(m)

A U.S. income tax deduction for our company generally will be unavailable for annual compensation in excess of $1 million paid to a “covered employee” (our Chief Executive Officer and three other most highly compensated executive officers other than the Chief Financial Officer). However, amounts that constitute “performance-based compensation” under Code Section 162(m) are not counted toward the $1 million limit. It is expected that, generally, options and SARs granted under the Stock Incentive Plan will satisfy the requirements for “performance-based compensation.” The Committee may designate whether any stock awards granted to any participant are intended to be “performance-based compensation.” Any such awards designated as intended to be “performance-based compensation” will be conditioned on the achievement of one or more performance measures, to the extent required by Code Section 162(m).

Performance measures

The performance measures that may be used for awards designated as intended to be “performance-based compensation” will be based on any one or more of the following performance measures as selected by the Committee: earnings (e.g., earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization or earnings per share); financial return ratios (e.g., return on investment, return on invested capital, return on equity or return on assets); expense ratio; efficiency ratio; increase in revenue; operating or net cash flows; cash flow return on investment; total stockholder return; market share; net operating income, operating income or net income; debt load reduction; expense management; economic value added; stock price; book value; overhead; assets; asset quality level; charge offs; regulatory compliance; improvement of financial rating; achievement of balance sheet or income statement objectives; improvements in capital structure; profitability; profit margins; budget comparisons or strategic business objectives, consisting of one or more objectives based on meeting specific cost targets, business expansion goals or goals relating to acquisitions or divestitures. Performance measures may be based on the performance of our company as a whole or of any one or more affiliates, business units of the company or an affiliate or a specific, or group of, product lines, and may be measured relative to a peer group, an index or a business plan. The terms of any award may provide that partial achievement of performance criteria may result in partial payment or vesting of the award. Additionally, in establishing the performance measures, the Committee may provide for the inclusion or exclusion of certain items.

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U.S. Federal Income Tax Considerations

The following is a summary of the current U.S. federal income tax consequences that may arise in conjunction with participation in the Stock Incentive Plan. The following summary does not constitute tax advice and does not address possible state, local or foreign tax consequences.

Nonqualified stock options

The grant of a nonqualified stock option generally will not result in taxable income to the participant. Except as described below, the participant generally will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares and we generally will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares generally will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Incentive stock options

The grant of an ISO generally will not result in taxable income to the participant. The exercise of an ISO generally will not result in taxable income to the participant, provided that the participant was, without a break in service, an employee of our company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Code).

The excess of the fair market value of the shares at the time of exercise of an ISO over the exercise price generally will be an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the ISO is exercised. For purposes of determining the participant’s alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the ISO exercise, the participant generally will have a basis in those shares equal to the fair market value of the shares at the time of exercise.

If the participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the ISO or within one year after the transfer of such stock to the participant, then, upon disposition of such shares, any amount realized in excess of the exercise price generally will be taxed to the participant as capital gain. A capital loss generally will be recognized to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the participant generally will realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (a) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (b) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and we generally will be entitled to a corresponding deduction. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount generally will be capital gain. If the amount realized is less than the exercise price, the participant generally will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Stock appreciation rights

The grant of an SAR generally will not result in taxable income to the participant. Upon exercise of an SAR, the fair market value of shares received generally will be taxable to the participant as ordinary income and we will be entitled to a corresponding deduction. Gains and losses realized by the participant upon disposition of any such shares generally will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Stock awards

A participant who has been granted a stock award, such as a restricted stock or other share-based award, generally will not realize taxable income at the time of grant, provided that the stock subject to the award is not delivered at the time of grant, or if the stock is delivered, it is subject to restrictions that constitute a “substantial risk of forfeiture” for U.S. income tax purposes. Upon the later of delivery or vesting of shares subject to an award, the holder generally will realize ordinary income in an amount equal to the then fair market value of those shares and we will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares generally will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of delivery or vesting. Dividends paid to the holder during the restriction period, if so provided, generally will also be compensation income to the participant and we will be entitled to a corresponding deduction.

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Withholding of taxes

We are entitled to withhold the amount of any withholding or other tax required by law to be withheld or paid by us in relation to the amount payable and/or shares issuable to an award holder and we may defer payment of cash or issuance of shares upon exercise or vesting of an award unless indemnified to our satisfaction against any liability for any taxes. Subject to approval by the Committee, any withholding obligations may be satisfied (a) through cash payment by the participant; (b) through the surrender of shares of our common stock that the participant already owns or (c) through the surrender of shares of our common stock to which the participant is otherwise entitled under the Stock Incentive Plan. The shares withheld from awards may only be used to satisfy our minimum statutory withholding obligation.

Change of control

Any acceleration of the vesting or payment of awards under the Stock Incentive Plan in the event of a change of control of our company may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Code, which may subject the participant to a 20% excise tax and preclude deduction by us.

Tax Advice

The preceding discussion is based on U.S. federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. federal income tax aspects of the Stock Incentive Plan. A participant may also be subject to state, local and foreign taxes in connection with the grant of awards under the Stock Incentive Plan. We strongly encourage participants to consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

Vote Required

Assuming a quorum is present, the approval of the proposed amendment to the Stock Incentive Plan requires the approval of a majority of the votes cast at the annual meeting. Abstentions will have no effect on this proposal, but will be counted when determining whether there is a quorum present. In the absence of your voting instructions, your broker may not vote your shares in its discretion with respect to the approval of the amendment.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THIS PROPOSAL UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN.

51

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has selected and appointed Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2014. Kost Forer Gabbay & Kasierer audited our consolidated financial statements as of and for the years ended December 31, 2013 and 2012. Although ratification by stockholders is not required by law or by our bylaws, the Audit Committee believes that submission of its selection to stockholders is a matter of good corporate governance. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interests of our company and our stockholders. If our stockholders do not ratify the appointment of Kost Forer Gabbay & Kasierer, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of independent auditors.

Representatives of Kost Forer Gabbay & Kasierer are not expected to be present at the annual meeting; however, they are expected to be available by telephone to respond to appropriate questions.

Fees

The following table sets forth the aggregate fees billed to us by our principal accountant, Kost Forer Gabbay & Kasierer, for professional services rendered on behalf of our company and its subsidiary for fiscal years 2013 and 2012, as well as all out-of-pocket costs incurred in connection with these services (amounts in thousands).

	2013	2012
Audit Fees	$192,000	$164,000
Audit-Related Fees	39,000	47,000
Tax Fees	37,000	37,000
All Other Fees	14,000	6,000
Total	$282,000	$254,000

Audit Fees. Audit Fees relate to professional services rendered in connection with the audit of our annual financial statements, the review of the semi-annual financial statements included in our regulatory filings on AIM, and audit services provided in connection with other statutory and regulatory filings.

Audit-Related Fees. Audit-Related Fees include amounts for assurance and related services.

Tax Fees. Tax Fees include professional services related to tax compliance, tax advice and tax planning, including, but not limited to, the preparation of federal and state tax returns.

All Other Fees. All Other Fees include professional services related to non-audit related services, primarily relating to Section 404 of the Sarbanes-Oxley Act implementation guidance.

Audit Committee Pre-Approval Policies and Procedures

Our Audit Committee Charter requires that the Audit Committee pre-approve all audit and non-audit services provided to us by the independent auditors. All of the fiscal year 2012 and 2013 audit and non-audit services were pre-approved by the Audit Committee of our Board of Directors.

52

Vote Required

Assuming a quorum is present, the ratification of the appointment of Kost Forer Gabbay & Kasierer as our independent registered public accounting firm requires the approval of a majority of the votes cast at the annual meeting. Abstentions will have no effect on this proposal, but will be counted when determining whether there is a quorum present. In the absence of your voting instructions, your bank, broker or other nominee may vote your shares in its discretion with respect to this proposal.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THIS PROPOSAL UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN.

53

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent that we incorporate it by specific reference.

The undersigned members of the Audit Committee of the Board of Directors of Medgenics, Inc. submit this report in connection with the committee’s review of the financial reports for the fiscal year ended December 31, 2013 as follows:

1.	The Audit Committee has reviewed and discussed with management the audited financial statements for Medgenics, Inc. for the fiscal year ended December 31, 2013.

2.	The Audit Committee has discussed with representatives of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, our independent registered public accounting firm, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

3.	The Audit Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2013 be included in Medgenics, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for filing with the SEC.

Submitted by the Audit Committee:

Joel S. Kanter, Chairman

Alastair Clemow

Wilbur H. Gantz

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OTHER MATTERS BEFORE THE ANNUAL MEETING

The Board of Directors does not know of any other matters that may come before the annual meeting. However, if any other matters are properly presented to the annual meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

THE BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS OF RECORD WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

By Order of the Board of Directors,

Michael F. Cola
Chief Executive Officer and President

Wayne, Pennsylvania

March 11, 2014

55

APPENDIX A

SECOND Amendment

of the

Medgenics, inc.

Stock incentive plan

(as amended and restated effective march 5, 2012)

Whereas, Medgenics, Inc. (the “Company”) maintains the Medgenics, Inc. Stock Incentive Plan (As Amended and Restated Effective March 5, 2012) (the “Incentive Plan”);

Whereas, pursuant to and subject to Section 9.14 of the Incentive Plan, the Board of Directors (the “Board”) of the Company may amend the Incentive Plan at any time;

whereas, pursuant to the First Amendment of the Medgenics, Inc. Stock Incentive Plan (As Amended and Restated Effective March 5, 2012), effective as of April 30, 2013, following requisite approval of the Company’s stockholders, the maximum number of shares of the Company’s common stock authorized to be issued under the Incentive Plan was increased by 1,700,000, from 2,478,571 to 4,178,571;

Whereas, the Board has determined that it is in the best interests of the Company to amend the Incentive Plan to increase the maximum number of shares of the Company’s common stock authorized to be issued under the Incentive Plan by 2,000,000, from 4,178,571 to 6,178,571; and

Whereas, pursuant to Section 9.14 of the Incentive Plan, an amendment that materially increases the aggregate number of shares that may be issued under the Incentive Plan generally must be approved by a majority of votes cast by the stockholders of the Company in accordance with applicable stock exchange rules.

Now, therefore, effective as of the date of approval by a majority of votes cast by the stockholders of the Company in accordance with applicable stock exchange rules, the Incentive Plan is hereby amended in the following particulars:

1.	The first sentence of Section 4.01 is deleted in its entirety and replaced with the following:

“ 4.01 Number of Shares. The maximum number of shares authorized to be issued under the Incentive Plan shall be 6,178,571 shares of the Company’s Common Stock (all of which may be granted as Incentive Stock Options); provided, however, that for so long as the Company’s Common Stock is admitted for trading on the Official List of the United Kingdom Listing Authority or on AIM, the market operated by London Stock Exchange plc, on the date of grant of any Award hereunder (the ‘Relevant Grant Date’), the aggregate number of shares in respect of which Awards granted on or after December 4, 2007 and which remain outstanding and unexercised shall not exceed 12% of the number of shares of the Company’s Common Stock issued and outstanding on the Relevant Grant Date.”

2.	In all other respects the Incentive Plan shall remain unchanged and in full force and effect.

[Form of Proxy for U.S. Stockholders]

PROXY	PROXY

MEDGENICS, INC.
435 Devon Park Drive, Building 700
Wayne, Pennsylvania 19087

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MEDGENICS, INC.

The undersigned hereby appoints Michael F. Cola and Sol J. Barer, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all the shares of Medgenics, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Tuesday, April 8, 2014 at 10:00 a.m. local time at the offices of Duane Morris LLP, 1540 Broadway, New York, New York 10036, and at any adjournments or postponements thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters.

The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1. Election of Directors:	For	Withhold		For	Withhold

01- Sol J. Barer	☐	☐	02- Eugene A. Bauer	☐	☐

03- Isaac Blech	☐	☐	04- Alastair Clemow	☐	☐

05- Michael F. Cola	☐	☐	06- Wilbur H. (Bill) Gantz	☐	☐

07- Joseph J. Grano, Jr.	☐	☐	08- Joel S. Kanter	☐	☐

09- Stephen D. McMurray	☐	☐

2.	To approve the cancellation of the admission of the Company’s shares of common stock to trading on the London Stock Exchange’s Alternative Investment Market (“AIM”)

For☐	Against☐	Abstain☐

3.	To approve the amendment to the Medgenics, Inc. Stock Incentive Plan

For☐	Against☐	Abstain☐

4.	To ratify the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014

For☐	Against☐	Abstain☐

5.	In their discretion, as to such other proper business as may come before the meeting and any adjournments or postponements thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated March 11, 2014, and the 2013 Annual Report to Stockholders.

Dated: ________________________, 2014

Signature

Signature if held jointly

Please date this Proxy and sign it exactly as your name or names appear hereon. When shares are held by more than one person, all should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held by a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

Please mark, sign, date and return this Proxy promptly using the enclosed envelope.

If your address is incorrectly shown, please print changes.

[Form of Proxy for U.K. Stockholders]

Notes

1.	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

2.	To be valid, this form must be either posted to or delivered by hand to Capita Registrars, PXS, 34 Beckenham Road, Beckenham, Kent BR3 4TU to arrive not less than forty-eight hours before the time of the Annual Meeting of Stockholders.

3.	The ‘Abstain’ option is provided to enable you to abstain on the resolution. However, it should be noted that an ‘Abstention’ is not a vote in law and will not be counted in the calculation of the proportion of the votes ‘For’ or ‘Against’ the resolution.

4.	Pursuant to Delaware law and the Company’s Amended and Restated Bylaws, only stockholders of record as of the close of business on February 25, 2014 are entitled to notice of, and to vote at, the Annual Meeting of Stockholders or any adjournment thereof. A stockholder must have his/her name entered on the register of stockholders of the Company by 6.00 pm (UK time) on February 25, 2014 in order to be deemed a stockholder of record. Changes to entries on the register of stockholders after this time shall be disregarded in determining the rights of any person to attend or vote at the meeting.

5.	Please contact Capita Registrars helpline on 0871 664 0300 or, if telephoning from outside the UK, on +44 20 8639 3399 between 8.30 a.m. and 5.30 p.m. Calls to Capita Registrars’ 0871 664 0321 number are charged at 10p per minute (including VAT) plus any of your service provider’s network extras. Calls to Capita Registrars’ +44 20 8639 3399 number from outside the UK are charged at applicable international rates. Different charges may apply to calls made from mobile telephones and calls may be recorded and monitored randomly for security and training purposes. Capita Registrars cannot provide advice on the merits of the proposed resolutions nor give any financial, legal or tax advice.

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

MEDGENICS, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 8, 2014

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) of Medgenics, Inc., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated March 11, 2014 and the 2013 Annual Report to Stockholders, and hereby appoints Michael F. Cola, the Company’s President and Chief Executive Officer, and Sol J. Barer, the Company’s Chairman of the Board, or either of them acting singly in the absence of the other, with full power of substitution, as attorneys-in-fact and proxies for, and in the name and place of, the undersigned, and hereby authorizes each of them to represent and to vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on April 8, 2014, at 10:00 a.m., local time, and at any adjournments thereof, upon the matters as set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE ANNUAL MEETING AND AT ANY ADJOURNMENTS THEREOF IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED FOR ELECTION OF ALL OF THE NOMINEES LISTED IN PROPOSAL 1, FOR APPROVAL OF PROPOSALS 2, 3 AND 4 AS DESCRIBED IN THE PROXY STATEMENT AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” ALL THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3 AND 4 AS DESCRIBED IN THE PROXY STATEMENT.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(continued, and to be signed and dated, on reverse side)

ATTENDANCE CARD

MEDGENICS, INC. - ANNUAL MEETING OF STOCKHOLDERS

You may submit your proxy electronically using the Share Portal service at www.capitashareportal.com.

If not already registered for the Share Portal, you will need your Investor Code below.

We strongly advise that you read the notes on the reverse before completing the proxy card.

To be held at the offices of Duane Morris LLP located at 1540 Broadway, New York, New York, United States

If you wish to attend this meeting in your capacity as a holder of Common Stock, please sign this card and on arrival hand it to the Company’s registrars. This will facilitate entry to the meeting.